Confidential Treatment Requested
Exhibit 10.1
ASSIGNMENT AND TRANSFER AGREEMENT
     This Assignment and Transfer Agreement (“Agreement”) is entered into by and between Paradigm Asset Holdings, Inc. and Paradigm Strategic Exploration, Inc. (collectively referred to as “Paradigm”) and Touchstone Resources USA, Inc., a Delaware corporation (“Touchstone”) as of the date noted below and under the following terms and conditions:
I.
SEI Seismic Data
Paradigm agrees to transfer and assign certain licensing rights to Touchstone, wherein Touchstone will have the right to utilize some (REDACTED) of 3D seismic data and (REDACTED) of 2D seismic data from the database of Seismic Exchange, Inc. (“SEI”). The rights and obligations transferred to and assumed by Touchstone are set out the in the Volume Data Licensing Agreement which is attached hereto and incorporated herein as Exhibit “A”. Per the terms of the Volume Data Licensing Agreement with SEI, Touchstone will have two years from the date of this Agreement to make its selection of seismic data and will be responsible for any reproduction costs as outlined in the Volume Licensing Agreement.
     Additionally, Paradigm agrees to enter into a consulting agreement in the form attached hereto incorporated herein as Exhibit “B”, in order to provide consulting and prospecting services to Touchstone on the 3D portion of the seismic data referenced above. The consulting agreement will have an initial term of eighteen months, commencing July 1, 2006
II.
Opportunities in Alabama
     Paradigm has caused its rights and obligations to certain opportunities in the “Smackover Play” in Conceuh and Escambia counties in Alabama to be assigned to Touchstone pursuant to the following:.
A. The “(REDACTED) Prospect”
     Paradigm has assigned its rights and obligations in those agreements it entered into with Trinity USA Partnership, LP and Black Stone Minerals Company, LP (“BSM”), copies of which are attached hereto and incorporated herein respectively as Exhibit “C” and “D”. Touchstone agrees to assume the rights and obligations of Paradigm in these agreements and to be responsible for all costs and burdens in any way related to the (REDACTED) Prospect, formerly known as prospects “D” and “E”. Not withstanding anything to the contrary, Paradigm and/or its assigns shall be entitled to a 1.0% ORRI (to the 8/8ths) proportionately reduced to Touchstone’s working interest in the Chitterling Prospect area.
B. Prospects P, R, Y and Z
Paradigm will cause the assignment of its rights and obligations to prospect areas P, R, Y and Z in the referenced counties in Alabama to Touchstone. Plats describing the location of these prospect areas are collectively shown in EXHIBIT “E” which is attached and incorporated

1

herein. Paradigm agrees to assign the leases covering such prospects to Touchstone. EXHIBIT “F” attached hereto and incorporated herein, represents the lease form as prepared by BSM for Prospects P, R, and Y. Paradigm agrees to be responsible for the leasing costs as referenced in the BSM invoices contained in EXHIBIT “E”. Additionally, Paradigm will assign the rights and obligations contained in the agreement with Carrizo Oil and Gas, Inc. (“CRZO”) and Touchstone agrees to assume all such rights and obligations in the CRZO agreement as attached hereto and incorporated herein as Exhibit “G”. Not withstanding anything to the contrary, Paradigm and/or its assigns shall be entitled to a 1.0% ORRI (to the 8/8ths) proportionately reduced to Touchstone’s working interest in Prospects P, R, Y, and Z. Touchstone agrees to save and defend, indemnify and hold Paradigm harmless from any and all liabilities related to the rights and obligations assumed by Touchstone in regard to all of the prospects outline under A and B above.
III.
Compensation
     In exchange for the transfer and assignment of the rights and obligations outlined in I and II above, Touchstone shall issue, grant, pay or enter into, as applicable, the following:
     (a) To Paradigm:
(Stock)
          (i) As of May 25, 2006, contingent upon shareholder approval of an increase in authorized shares, 1,777,778 shares of Touchstone common stock.
(Warrants)
          (ii) As of May 25, 2006, a warrant (the “Warrant”) to purchase 1,388,889 shares exercisable at any time during the three year period after the date hereof, at an exercise price per share equal to $ 1.50. The Warrant shall be in the form attached hereto as EXHIBIT ”H”.
     (b) To SEI:
(Stock)
          (i) As of May 25, 2006, contingent upon shareholder approval of an increase in authorized shares, 1,000,000 shares of Touchstone common stock.

2

     (c) As of the date hereof, Touchstone, SEI and Paradigm shall enter into a Registration Rights Agreement granting to Paradigm and SEI (and their permitted assigns) certain registration rights which provides for the registering for resale of the shares of Touchstone common stock issued pursuant to this Article III as well as shares of Touchstone common stock underlying the Warrant under the Securities Act of 1933, as amended (the “Securities Act”), which registration rights agreement shall be in the form attached hereto as Exhibit “I.”
(Consulting Fee/Participation Rights)
          (iii) Beginning July 1, 2006, (A) a monthly fee of $12,500.00 for the consulting services set out in I above, (B) the right, but not the obligation, to participate up to a ground floor 25% working interest as to any prospects or opportunities developed by Paradigm from the Seismic Data, and (C) Paradigm shall retain a 1% overriding royalty interest (“ORRI”) in such prospects and opportunities proportionally reduced to Touchstone’s 75% working interest.
IV.
Investment Representations
Paradigm represents that is acquiring the shares of Touchstone common stock and the Warrant (including any shares of Touchstone common stock issued on exercise of the Warrants) being issued to it under the terms of this Agreement (collectively, the “Securities”) for its own account for investment only and not with view towards, or for resale in connection with, the public sale or distribution of the Securities, except pursuant to transfers registered or exempted under the Securities Act; provided, however, that by making such representations herein, Paradigm does not agree to hold the Securities for any minimum or specific term and reserves the right to dispose of the Securities at any time pursuant to a registration statement or an exemption from registration under the Securities Act. Paradigm further acknowledges that such Securities are “restricted securities” as such term is defined under the Securities Act, and represents that as of the date hereof, it is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act.
V.
Disclaimer
     Paradigm makes no warranties or representations whatsoever regarding the rights and benefits being transferred hereunder. Touchstone acknowledges that it has done a thorough due diligence on these opportunities and has also reviewed the contracts under which it is assuming the rights and obligations. Touchstone thereby agrees to not hold Paradigm, its officers, directors or employees liable for any liability arising under the contractual rights and obligations assumed by Touchstone and Touchstone thereby agrees to save, defend, indemnify and hold Paradigm harmless from and against any and all

3

liability arising in any way from Touchstone’s assumption of these rights and liabilities transferred and assumed hereunder.
VI.
Indirect Losses
     The Parties shall in no event be liable one to the other under this Agreement for indirect losses and loss of revenue, production, use, profit or anticipated profits or business interruption or any other indirect loss arising out of or in connection with this Agreement.
VII.
Notices
     All notices, requests, demands or other communications hereunder shall be in writing; hand delivered, sent by first class mail, overnight mail, or facsimile (upon electronic confirmation that the transmission was received) to the following address, and shall be deemed to have been given when received. Any notice provided by facsimile that is received after 4:00 p.m. local time shall be deemed received the following business day. A party may change its addresses for notice on not less than ten (10) business days’ prior written notice to the other party.

Paradigm:	Nat S. Turner
Managing Director
2204 Timberloch Place
Suite 280
The Woodlands, TX 77382

281-367-8808
281-367-7755 Fax

Touchstone:	Jerry Walrath
Vice-President, Land and Business Development
1600 Smith, Suite 5100
Houston, TX 77002

713-784-1113
713-785-8530 fax
VIII.
Electronic Mail Communications
     The Parties hereby agree that electronic mail is sufficient for purposes of all general communications and for notice purposes under this Agreement.

4

IX.
Assignment
     Neither party may assign any of its rights or delegate any of its rights and obligations under this Agreement without the other party’s prior written consent, and such consent shall not be unreasonably withheld, except that Paradigm may freely assign its retained ORRI.
X.
Force Majeure
     Each party hereto shall be excused from performance hereunder for any period and to the extent that it is prevented from performing any services pursuant hereto, in whole or in part, as a result of delays caused by the other party or an act of God, or other cause beyond its reasonable control and which it could not have prevented by reasonable precautions, including fire, strike, slowdown or labor interruption, civil commotion, acts of terrorism, embargo, delay or failure of suppliers, contractors, or common carriers, breakdown of equipment, explosion, accident, governmental act or regulation, failures or fluctuations in electrical power, heat, light, air conditioning or telecommunications equipment, and such nonperformance shall not be a default hereunder or a ground for termination hereof.
XI.
Waiver
     Except as provided for specifically herein, no delay or omission by either party hereto to exercise any right or power hereunder shall impair such right or power or be construed to be a waiver thereof. A waiver by either of the parties hereto shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained.
XII.
Dispute Resolution
Mediation
     If a dispute arises out of or relates to this Agreement, or the interpretation or breach thereof (a “Dispute”), and such Dispute cannot be settled through good faith negotiation or consultation between the parties, Customer and Vendor each agree first to attempt to settle in good faith the Dispute by non-binding mediation (“Mediation”) in Montgomery County, Texas. Either party may submit a request for Mediation to the other party. Such Mediation shall be completed within thirty (30) business days (the “Mediation Period”) of the initial request for Mediation. The mediator shall be selected by mutual agreement from a list of impartial mediators familiar with the nature of the subject matter of the Dispute provided by the American Arbitration Association (the “AAA”). Customer and Vendor each agree to participate in good faith in the Mediation, and will use reasonable commercial efforts to reach a resolution within the Mediation Period. Customer and Vendor each will make available during the Mediation Period a representative with authority to resolve the Dispute. The parties may agree to extend the Mediation beyond the Mediation Period.

5

Arbitration
     Upon the expiration of the Mediation Period, either party may seek arbitration of a Dispute in accordance with this Section. Any Dispute that has not been resolved pursuant to this Section shall be determined by arbitration as provided herein (“Arbitration”) in Harris County, Texas. This Agreement to arbitrate will survive the rescission or termination of this Agreement. Three (3) neutral arbitrators (“Arbitrators”) will be used and will be selected from impartial arbitrators designated by the American Arbitration Association (“AAA”) and the Arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the AAA, and judgment upon the award rendered by the Arbitrators may be entered in any court having jurisdiction thereof. No person who served as a mediator pursuant to this Section shall be eligible to act as an arbitrator pursuant to this Section.
XIII.
Construction
     The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.
XIV.
Press Releases And Public Announcements
     No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Buyer and the Seller; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).
XV.
No Third Party Beneficiaries
     Nothing in this Agreement, express or implied, is intended to confer on any person other than the Parties or their respective heirs, successors and assigns, any rights, remedies, obligations or other liabilities under or by reason of this Agreement.

6

XVI.
Termination
     Either party shall have the right to terminate this Agreement upon written notice to the other party upon: (i) a material breach by the other party of any provision of this Agreement, which material breach remains uncured thirty (30) days after written notice thereof has been provided to the breaching party; (ii) an unauthorized assignment of this Agreement; (iii) termination of the business of the other party; (iv) insolvency of the other party; or (v) an assignment for the benefit of creditors or the filing of a petition in bankruptcy against the other party, which petition is not dismissed within sixty (60) days from the date of filing.
XVII.
Governing Law.
     This Agreement, and the rights and duties of the parties under it, are governed by the laws of the State of Texas without regard to conflict of laws principles.
XVIII.
Entire Agreement
     This Agreement including the Exhibits attached hereto sets forth the entire agreement between the parties in connection with the subject matter hereof and it incorporates, replaces, and supersedes all prior agreements, promises, proposals, representations, understandings and negotiations, written or not, between the parties in connection therewith. The making, execution, and delivery of this Agreement have been induced by no representations, statements, warranties or agreements other than those expressed herein.
XIX.
Modification
     No modification, amendment, supplement to or waiver of any provision of this Agreement shall be binding upon the parties hereto unless made in writing and duly signed by both parties.
XX.
Severability
     Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement. Any unenforceable provision will be replaced by a mutually acceptable provision which comes closest to the intention of the parties at the time the original provision was agreed upon.

7

EXECUTED this                     day of April, 2006.

Paradigm Asset Holdings, Inc.

/s/ Nat S. Turner

Printed Name: Nat S. Turner
Title: President

Paradigm Strategic Exploration, LLC-.

/s/ Nat S. Turner

Printed Name: Nat S. Turner
Title: Manager

Touchstone Resources USA, Inc.

/s/ Roger Abel

Printed Name: Roger Abel
Title: Chairman & CEO

8

EXHIBIT A

Attachment A
Volume License Agreement
March 1, 2006
Paradigm Asset Holdings, Inc.
2204 Timberloch Place
Suite 280
The Woodlands, Texas 77380
Attn: Mr. Steve Scott and Mr. Nat Turner
Re: Volume License Agreement
Dear Mssrs. Scott and Turner,
Seismic Exchange, Inc. (“SEI”) is pleased to grant Paradigm Asset Holdings (“PAH”) certain data credits that may be used for licensing 100%-owned and currently available 2D and 3D seismic data (“Data”) located onshore in the lower 48 states and owned or controlled by SEI. For certain good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, PAH and SEI do hereby agree to a volume data license agreement (the “Agreement”) in accordance with the following terms and conditions:
SEI is granting PAH (REDACTED) credits (“Data Credit(s)”)which may be applied to licenses of Data which is 2D in nature (“2D Data Credits”) and (REDACTED) credits which may be applied to licenses of Data which is 3D in nature(“3D Data Credits”).
The 2D Data Credits and 3D Data Credits granted to PAH herein will only become effective on the date of the acquisition and assignment of the rights contained herein (“Effective Date”) by PAH to Touchstone Resources USA, Inc. (“TSNU”). Upon such acquisition, PAH shall immediately assign, and TSNU shall assume and receive the Data Credits, and other rights and obligations as outlined herein. TSNU must verify to SEI in writing the receipt and express assumption of these Data Credits and the other rights and obligations contained herein, within 10 days of the Effective Date by forwarding a written notice to SEI, which is substantially the same in form and substance as that attached hereto as Exhibit “A”.
Term of Agreement
The term of this Agreement shall commence upon the Effective Date and shall expire upon the earlier of the utilization of the last Credit or the two year anniversary of the Effective Date (“Expiration Date”).
Selection of Licensed Data
Each 2D Data Credit may be used to select for license 1 linear mile of Data which is 2D in nature (“2D Data”) and excluding any restricted Data (“Restricted Data”) as set forth on Exhibit “B” attached hereto. Each 3D Data Credit may be used to select 1 square mile of SEI Data, which is 3D in nature (“3D Data”) and excluding Restricted Data and Data from the Catapult portion of SEI’s Catapult/Cameron Prairie 3D Merge Survey (“Catapult Data”) or SEI’s Judge Digby/Judge Digby Extension 3D Survey (“Judge Digby

Data”). Each 3D Data Credit may be applied to .8333 square miles of SEI’s Catapult Data or Judge Digby Data. All Data selected for license hereunder will be collectively referred to as Licensed Data. All Licensed Data must be selected directly through an SEI representative. Any Data Credits which are not utilized by Assignee on or before the Expiration Date shall be forfeited. All 2D Licensed Data shall be selected as a minimum of ten (10) miles or the entire line if less than ten (10) miles per seismic line, and such Licensed Data selections shall be submitted to SEI in fifty (50) mile minimum selections. All 3D Licensed Data must be selected in minimum increments of five (5) contiguous square miles.
License Agreement
TSNU’s license to and use of all Licensed Data shall be governed by, and subject to, the terms and conditions of the Master Geophysical Data-Use License (“TSNU License”) by and between SEI and TSNU and effective September 23, 2004. Individual selections of Licensed Data shall be transmitted on Supplements as designated in the License or Affiliate License, as applicable, incorporating by reference this Agreement in its entirety, including all exhibits hereto. Notwithstanding anything contained in the TSNU License or in Affiliate License (collectively the “Licenses”) to the contrary, SEI hereby expressly grants consent for Paradigm Strategic Exploration, LLC (“PSE”) to act as Consultant(s), as defined in the Licenses, and in such capacity, PSE may remove Licensed Data from Assignee’s premises for interpretation purposes without obtaining prior consent from SEI.
Reproduction
Assignee shall be responsible for all costs associated with reproduction or reformatting of hard copy prints, films, maps, etc. which shall be invoiced at SEI’s then applicable rates for such reproduction. Assignee shall be responsible for all costs of reproduction or reformatting of media related to field or shot gather versions of the Licensed Data and associated support data (“Field Data”) or processed versions of the Licensed Data (“Processed Data”). Such Field Data and Processed Data reproduction, if requested on or before the Expiration Date, shall be invoiced by GeoTape, Ltd., subject to the price list attached hereto as Exhibit “C”. In addition, 3D Field Data, if requested by Assignee, shall only be provided directly to a bona fide geophysical processor, subject to execution of an Agreement for Transmittal of Data for Reprocessing, which shall be substantially the same as the Agreement for Transmittal of Field Data for Reprocessing, attached hereto as Exhibit “D”. From and after the Expiration Date, all requested reproduction of Field Data or Processed Data shall be made available subject to then standard rates for reproduction of such data by SEI’s designated reproduction facility.
Assignment
This Agreement, and the rights and obligations contained herein, including the unexercised right(s), if any, to select Data for License, may not be sold, assigned, transferred, traded, conveyed, or otherwise disposed of to a third party for any reason, including, but not limited to, the acquisition or merger of PAH or Assignee with a third party. Provided, however, that PAH’s assignment, and TSNU’s assumption, of the rights, obligations, and Data Credits set forth herein is expressly permitted, subject to the terms hereof.
Confidentiality
All terms and conditions of this Agreement must be held confidential by PAH, TSNU and and SEI. Except as may be required by applicable securities laws and stock exchange regulations, TSNU, and SEI each shall not, without prior written consent of the other, disclose or publicize the financial terms, conditions, and details of the licensing terms set forth in this Agreement, other than to their respective counsel, public accountants, financial advisors, or key personnel.

If the terms and conditions for a volume license as set forth herein are acceptable to PAH, please indicate
PAH’s agreement by signing b[ILLEGIBLE]

Sincerely,

/s/ John P. Havens
John P. Havens
President
Seismic Exchange, Inc.
Accepted and agreed to this 13 day of March, 2006

Paradigm Asset Holdings

By: /s/ [ILLEGIBLE]

Title: Vice President

Exhibit A
Attached to and made a part of that certain Volume License Agreement dated March 13, 2006 by and between Paradigm Asset Holdings, Inc. and Seismic Exchange, Inc.
[TSNU LETTERHEAD]
[DATE]
Julie Kay Hardie
Seismic Exchange, Inc.
11050 Capital Park Drive
Houston, Texas 77041

Re:	Volume License Proposal dated , 2006 by and between Seismic Exchange, Inc. and Paradigm Asset Holdings, Inc.
Dear Ms. Hardie,
     Please note that this letter shall serve as notice that Touchstone Resources USA, Inc. (“TSNU”), as contemplated and defined in that certain Volume License Proposal (the “Agreement”) by and between Seismic Exchange, Inc. (“SEI”) and Paradigm Asset Holdings, Inc. (“PAH”) dated                                         , 2006 has acquired the Data Credits and certain rights granted by SEI to PAH in said Agreement.
TSNU acquired these rights from PAH on                                        and such date is the Effective Date as defined in the Agreement. TSNU hereby acknowledges receipt of the Data Credits and certain rights granted by SEI to PAH in the Agreement. TSNU also hereby assumes the obligations set forth in the Agreement for the exercise of such Data Credits.
     Please update your records accordingly and forward any necessary documentation.

Regards,

Roger Abel
Chairman & CEO
Touchstone Resources USA, Inc.]

Accepted and agreed to this day of , 2006

Paradigm Asset Holdings, Inc.

By:

Name and Title:

Exhibit B
(REDACTED)

Exhibit C
Attached to and made a part of that certain Volume License Agreement dated March 13, 2006 by and between Paradigm Asset Holdings, Inc. and Seismic Exchange, Inc.

Input Media-Cost:	Price Per Original Input
7-track	$100.00
9-track	48.00
14-track (HDDR)	170.00
21-track	60.00
3480 cartridge	48.00
8MM	0.15	per MB read ($75.00 minimum charge)
3590 or DLT	0.12	per MB read ($150.00 minimum charge)
DVD	0.12	per MB read ($150.00 minimum charge)
Texas 2D AVO	63.00	per linear mile
A-D	4.75	per record
3D Data — Processed Versions	50.00	per sq. mi., per display - $25. /sq. mi. - additional display
3D Data — CDP Gathers	N/A	Access Fee handled through SEI
3D Data — Shot Gathers & Raw Field	300.00	per square mile
Data

Output Media Cost:	Price Per Output
9-track	$24.00
3480	10.00
8 mm	10.00
DLT-III (10gb)	65.00
DLT-IV (20gb)	115.00
DLT-7000 (20-35gb)	130.00
DLT-8000 (20-40gb)	130.00
External Hard Drive (120 Gig)	500.00
External Hard Drive (250 Gig)	650.00
External Hard Drive (500 Gig)	1,000.00
External Hard Drive (1,000 Gig)	1,300.00
3590	85.00
CD	15.00	Charge is for “writing” seismic data to CD
DVD	45.00

Other Charges:
Tape edits	$5.00	per edit
Stiction fee	10.50	per tape requiring special stiction treatment
Document scanning	0.40	per sheet
Support data	0.40
Rush charge	7.5%	of total invoice - ($50.00 minimum charge)
Overnight shipping & handling	65.00
Normal deliver (local)	45.00
Normal retrieval & refile charge	28.00	per hour PLUS
”	4.00	per tape if digital
”	5.00	per box if analog
Handling fee	15.50	storage facility charges
Texas sales tax	8.25%	of total invoice
Notes:
~	Invoices not paid within 30 days of invoice date will receive a 1.5% per month interest charge added.

~	Prices listed are subject to change without notice consistent with GeoTape’s standard price list at the time the service is provided.

~	Prices include Demux, Reformat, and/or Copy.

~	Prices include any length and/or density of tape
Rev. 9-07-05

Approved by SEI:	/s/ [ILLEGIBLE]	Approved by PAH:	/s/ [ILLEGIBLE]

Exhibit D
Attached to and made a part of that certain Volume License Agreement dated March 13, 2006 by and between Paradigm Asset Holdings, Inc. and Seismic, Exchange, Inc.
AGREEMENT FOR TRANSMITTAL OF DATA FOR REPROCESSING
This Agreement is made and effective as of this                      day of                                         , 200                       by and between Seismic Exchange, Inc. (“SEI”), 11050 Capital Park Drive, Houston, Texas 77041, {Licensee’s Name} (“Licensee”), {Licensee’s Address} and {Processor’s Name} (“Processor”), {Processor’s Address}.
The raw field data and associated support data (“Field Data”) covering certain portions of SEI’s {Survey Name} 3D Survey(the “Survey”) are being transmitted to Processor from GeoTape, Ltd., SEI’s designated tape copy provider, for the sole purpose of reprocessing on behalf of Licensee. The Field Data transmitted to Processor may cover a portion of the Survey not licensed to Licensee, but available for use in reprocessing, and includes the area licensed to Licensee as described below (“Licensed Data”) and as set forth in that certain License Agreement dated                     . Additionally, since this data includes subsurface traces, which as an unavoidable consequence of the acquisition geometry, while honoring all permit restrictions, can be processed into areas which were originally designated as “no permit” during acquisition by Seismic Exchange, Inc. SEI and edited after processing, hereinafter the “No Permit Areas”, such license and use of the Field Data is subject to the following terms and conditions related to the Survey and the “No Permit Areas”, in addition to the terms and conditions set forth in the License Agreement referenced herein above. SEI, Licensee, and Processor hereby agree as follows:
•	The Licensed Data consists of approximately square miles and falls within the area covered by the following line and trace coordinates as listed on Schedule “A” attached hereto.

•	The Field Data shall remain in the physical possession and control of Processor during all phases of the reprocessing and shall not be disclosed to any third party except as set forth herein.

•	Licensee and Processor acknowledge that the No Permit Areas are listed on Schedule “B”, attached hereto and made a part hereof.

•	All QC outputs and final deliveries from Processor to Licensee, including edited copies of the Field Data, in either hard copy or digital form, shall be edited to remove traces which fall i) outside the Licensed Data or ii) within the No Permit Areas as set forth herein.

•	SEI retains the right to view all QC outputs and final deliveries to verify compliance with these conditions.

•	Within ninety (90) days of receipt of the Field Data, Processor will return all Field Data to SEI, attention Jayme Morrell, and shall not retain any copies of the Field Data in any format. Within sixty (60) days of completion of Processor’s work for Licensee, Processor agrees to, and represents and warrants that it shall, remove all copies of the Field Data or other unedited products containing the No Permit Areas from its computer drives, storage, and archival systems.

•	Processor represents and warrants that only the trace data falling within the Licensed Data area as set forth on Schedule “A” and excluding the No Permit Areas shall be delivered to Licensee.

•	Licensee agrees to defend, indemnify, and hold SEI harmless from and against any and all claims, damages, liabilities, or judgments arising from any use by Licensee of the No Permit Areas.

•	Processor agrees to defend, indemnify, and hold SEI harmless from and against any and all claims, damages, liabilities, or judgments arising from any deliveries by Processor to Licensee of the No Permit Areas.

•	Processor acknowledges that the Field Data are proprietary to SEI and Processor will only utilize such Field Data within the guidelines set forth herein.

Accepted and Agreed to this day of , 200__.	Accepted and Agreed to this day of 200__.

By:	By:

Title:	Title:

For: Licensee	For: Processor
{Licensee’s Company Name}	{Processor’s Name}

Accepted and Agreed to this day of , 200__.

By:

Title:

For: SEI
Seismic Exchange, Inc.

Transmittal for Data Processing — Schedule “A”
Line & Trace Coordinates

Transmittal for Data Processing — Schedule “B”
No Permit Areas

EXHIBIT B

1

CONSULTING AGREEMENT
          THIS AGREEMENT (“Agreement”) is entered into effective as of the                      day of April 2006, by and between PARADIGM STRATEGIC EXPLORATION, L.L.C. (“PSE”), A Delaware Limited Liability Company, and TOUCHSTONE RESOURCES USA, INC. (“TSNU”), a Delaware corporation, under the following terms and conditions:
I.
TERM AND EFFECTIVE DATE
     1.01 Subject to the terms and provisions hereof, this Agreement shall be for a term of eighteen (18) months from the date hereof (“Term”).
     1.02 Upon the termination of this Agreement, the parties agree and obligate themselves to account to one another in an effort to fix and establish the relative rights and obligations of each party. Specifically, PSE and TSNU acknowledge that the rights and obligations of the respective parties shall continue beyond the expiration of the Term as to prospects pursued or being pursued and leases and leasehold acquired or being acquired pursuant hereto.
II.
3D SEISMIC EXPLORATION
     2.01 It is the intent of the parties that PSE will provide consulting and interpretation services to TSNU under the terms of this Agreement in regards to the (REDACTED) of Seismic Exchange, Inc. (“SEI”) 3D seismic data as outlined in the SEI Assignment and Transfer Agreement (“Seismic Agreement”) executed this same date by and between the parties hereto. PSE may from time to time propose to TSNU certain areas whereby seismic data will be selected per the terms of the Seismic Agreement. Upon agreement by TSNU as to seismic data to be selected, said data will be made available to PSE, in PSE’s offices, for geophysical and geological interpretation services in cooperation with TSNU. Each Prospect or opportunity developed by PSE within the area of selected seismic data (“Prospect”) shall be offered first and exclusively to TSNU, supported with such geological or geophysical information, maps, logs or other data which support, or otherwise relate to such Prospect, a land plat of the geographical area deemed to overlay the geological limits of such Prospect (“Prospective Acreage”), as well as such data, if any, which might be considered adverse or contradictory to the interpretation or presentation of PSE. In the event TSNU does not agree with the geographic extent of the Prospective Acreage, TSNU will, within ten (10) days of presentation thereof by PSE to TSNU, propose to PSE a land plat of the area it deems to be the Prospective Acreage. If PSE and TSNU do not agree within ten (10) additional days as to the area deemed to be the Prospective Acreage, then both proposals shall be submitted to a mutually acceptable third party who is familiar with the business of reviewing, promoting, analyzing or otherwise dealing in matters which are the subject of

2

this Agreement such as the generation, acquisition and packaging for sale prospects as contemplated herein, and the outline of the Prospective Acreage, for purposes hereof, shall be as set forth and submitted by such third party. The costs and expenses charged by such third party for such services shall be shared equally by TSNU and PSE
     2.02 PSE, or its assigns, shall have the right and the opportunity, but not the obligation, to participate up to a 25.00% ground-floor working interest in any Prospect within a Prospect Area (“Election”). PSE shall notify TSNU of its Election within ten (10) days of the establishment of the Prospective Acreage. TSNU and PSE agree to negotiated in good faith with respect to the establishment of a Joint Operating Agreement for each Prospective Area. Upon the later of written receipt and/or presentation by PSE of the aforedescribed data on each Prospect or of PSE’s Election, TSNU will:
          (a) Have a period of thirty (30) days within which to elect either
(i) to accept and pursue such Prospect and proceed in good faith and with due diligence with the purchase, acquisition or earning of leasehold rights reasonably covering and affecting the Prospective Acreage, or
(ii) to not accept and pursue such Prospect
          If such Election under subsection (a) is not made by TSNU within such time period, it shall be automatically deemed that TSNU has elected to not accept and pursue such Prospect pursuant to the provisions of subsection (a)(ii) above.
     2.04 Should TSNU elect to accept and pursue such Prospect or per (a)(i), TSNU and PSE will bear the costs for said acquisition and purchase of leasehold rights in proportion to the Elected Working Interest Percentages. The Elected Working Interest Percentage for PSE will be percentage elected in section 2.02. The Elected Working Interest Percentage for TSNU will be 100% minus the PSE percentage.
     2.05 Per (a)(ii) above, should TSNU elect to not accept and pursue any such Prospect, then PSE shall be entitled to sell, promote, own and generally deal with such Prospect without any obligation or responsibility to TSNU in relation thereto, except that PSE, after assigning or reserving to itself the overriding royalty interest provided for in Article III hereof, shall owe to TSNU an undivided fifty (50%) percent of whatever remaining interest it receives from third parties for the “sale” of such Prospect (including cash, overriding royalty interest, carried working interest and the like), after deducting therefrom all of PSE’s direct costs and expenses incurred (after the date of TSNU’s election to not accept and pursue such Prospect), in developing, evaluating, acquiring and marketing such Prospect in the event of the sale thereof to a third party or parties, but only in the event such sale occurs within one year from the date of termination of this Agreement. However, it is understood and agreed that PSE shall not devote an unreasonable amount of time to the promotion or sale of such Prospects(s) during the Term hereof. By way of illustration, but not in limitation of the generality of the

3

foregoing, it is understood and agreed that should TSNU elect to not participate in the drilling of a well or wells on a specific Prospect then, in lieu thereof, PSE will endeavor to promote, farmout and/or participate in the promotion or selling of such Prospect to a third person or persons on terms agreed upon by PSE in an effort to cause such Prospect to be evaluated, tested and developed by the drilling of a test well. TSNU agrees to assist and cooperate in this endeavor.
III.
COMPENSATION
     3.01 In consideration of the mutual covenants and agreements herein contained, TSNU agrees and is hereby obligated to pay to PSE the sum of $12,500 per month for the Term of this Agreement.
     3.02 TSNU shall reimburse PSE certain out-of-pocket costs incurred in performing the exploration and consulting work contemplated herein. Such reasonable costs shall include the accessing of digital and well log databases and any other associated costs approved in advance by TSNU.
     3.03 At the end of each calendar month, the PSE shall submit to TSNU a separate invoice reflecting the amount due for such month. Each invoice shall be itemized to the TSNU’s reasonable satisfaction. TSNU shall make payment to PSE of each proper invoice within thirty (30) days after the TSNU’s receipt thereof.
     3.04 PSE shall be solely responsible for any tax consequences applicable to it by reason of this Agreement and the relationship established hereunder, and TSNU shall not be responsible for the payment of any federal, state or local taxes or contributions imposed under any employment insurance, social security, income tax or other tax law or regulation with respect to PSE’s performance, or the performance of any member, manager, employee or third party consultant of PSE. TSNU and PSE shall report any and all payments made by TSNU pursuant to this Agreement to the appropriate governmental agencies in a manner consistent with PSE’s status as an independent contractor. In the event any of the payments made by TSNU hereunder become subject to withholding taxes under the laws of any jurisdiction, TSNU shall deduct and withhold the amount of such taxes for the account of PSE to the extent required by law, such amounts payable to PSE shall be reduced by the amount of taxes deducted and withheld, and TSNU shall pay the amounts of such taxes to the proper governmental authority in a timely manner and promptly transmit to PSE an official tax certificate or other evidence of such tax obligations together with proof of payment from the relevant governmental authority of all amounts deducted and withheld sufficient to enable PSE to claim such payment of taxes. Any such withholding taxes required under applicable law to be paid or withheld shall be an expense of, and borne solely by, PSE.
     3.05 In addition to the cash consideration and reimbursement obligations provided for above, TSNU shall deliver to PSE, or its assigns, an overriding royalty interest (“ORRI”) of one (1%) percent of 8/8ths on all oil, gas, casing head gas, condensate, and other hydrocarbons produced, saved or marketed from any lands covered

4

by any lease or other interest acquired on and after the date hereof by TSNU within a designated Prospect Area. Said ORRI shall be proportionately reduced to TSNU’s Elected Working Interest Percentage as described in Section 2.03. In the event the leases or leasehold interest acquired do not validly cover and affect all of the mineral rights in and under the lands described therein, the overriding royalty interest to which PSE is entitled shall be proportionately reduced to the interest so earned or acquired by TSNU.
IV.
CONFIDENTIALITY
     4.01 It is recognized by the parties hereto that PSE and TSNU may have individually accumulated geological and geophysical data within the areas to be worked by PSE pursuant to the terms hereof. In this regard, the parties hereto agree to make any and all such data and information available to one another for review, interpretation, reprocessing, prospect generation and use in marketing the respective prospects during the term of this Agreement. It is recognized, however, that certain data owned by the respective parties may be subject to restrictions and limitations in ownership due to the manner in which the data was acquired, and therefore, the use of such information and data shall be subject to such limitations and restrictions. In all events, information provided from one party to the other will be held in the strictest confidence, save and except the use thereof (if allowed under restrictions of ownership) in marketing the respective prospects.
     4.02 Each party hereto agrees that it will, during the term of this Agreement, keep secret and confidential and not disclose to any third party the contents of this Agreement and all information relating to the prospects developed, pursued or acquired hereunder, except information which (i) the parties specifically agree to be excluded from the provision, (ii) is required to be furnished by any governmental laws or regulations or any stock exchange having jurisdiction over a party, (iii) is furnished to prospective participants in Prospects acquired hereunder, or consultants for evaluation purposes, (iv) is furnished to a lender by a party hereto arranging for financing from such lender, (v) is necessary to allow representatives of shareholders and potential shareholders to properly value the company, (vi) is available to the public, or (vii) was in possession of the party prior to the effective date of this Agreement. With respect to information required to be kept confidential hereunder, each party shall require third parties and consultants/contractors to whom such information may be furnished to agree to be bound by these confidentially provisions in the same manner as it is bound hereunder. Neither party shall be liable for any damages to the other party, however, for breach of any obligation contained in this section except for breaches attributable to a party’s gross negligence or willful misconduct.

5

V.
MISCELLANEOUS
     5.01 Notices. All notices authorized or required between the parties hereto, and required by any of the provisions of this Agreement, unless otherwise specifically agreed to in writing, shall be given in writing and delivered personally, or sent by Federal Express, United States mail, postage or charges prepaid, or confirmed email, or by facsimile, and addressed to the parties at the following respective addresses:
PARADIGM STRATEGIC EXPLORATION, L.L.C.
Attn: Mr. Nat S. Turner
P.O. Box 7446
The Woodlands, TX 77387
Telephone: (281) 367-8808
Facsimile: (281) 367-7755
       Email:      nturner@pse-tx.com
TOUCHSTONE RESOURCES USA, INC.
Attn: Jerry Walrath
1600 Smith St., Suite 5100
Houston, TX 77002
Telephone: (713) 784-1113
Facsimile: (713) 785-8530
email: jwalrath@touchstonetexas.com
          The originating notice given under any provision hereof shall be deemed to be given only when received by the party to whom such notice is directed, and the time for such party to give any notice and response thereto shall run from the date of the originating notice is received. Each party hereto shall have the right to change its address at any time and from time to time by giving written notice thereof to the other party to this Agreement.
     5.02 Independent Contractor. PSE and TSNU acknowledge and agree that the relationship hereunder created is one of an independent contractor and not one of employment. PSE shall at all times during the Term act as an independent contractor and nothing hereunder shall be construed to be inconsistent with this relationship or status or create or imply a relationship of employer-employee between the TSNU or any of its subsidiaries and any member, manager, employee or third party consultant of PSE. This Agreement does not create any contractual, employment or other relationship by and between the TSNU or any of its subsidiaries with any member, manager, employee or third party consultant of PSE. No member, manager, employee or third party consultant of PSE, shall hold himself or herself out to third parties as an employee of the TSNU or of any of its subsidiaries, and shall have no authority to bind or commit the TSNU or any

6

of its subsidiaries, legally or otherwise. Neither PSE nor any member, manager, employee or third party consultant of PSE shall be entitled to any benefits paid by TSNU or any of its subsidiaries to any of their respective employees.
     5.03 Assignment and Subcontracting. This Agreement, or any rights or obligations hereunder, shall not be assigned, in whole or in part, by either party without the prior written consent of the other party, and any attempted assignment without such written consent shall be void. It is specifically agreed that PSE may assign its ORRIs or elected Working Interests.
     5.04 Disputes. Either party may give the other party written notice of any dispute not resolved in the normal course of business. TSNU and PSE shall thereupon attempt in good faith to resolve such dispute promptly by negotiations between executives who have the authority to settle the dispute. Any dispute not resolvable by negotiations shall be resolved by arbitration as hereinafter specified.
          If a dispute has not been resolved within sixty (60) days after the above-mentioned written notice is given, either party may refer the dispute for arbitration in accordance with the Commercial Rules of the American Arbitration Association. The arbitration will be held in Houston, Texas before three neutral arbitrators, chosen in accordance with said rules. The decision of the arbitrators shall be binding and final and neither party will have the right to carry out any action before any court in regard to the dispute except for the enforcement of the decision of the arbitrator, which may be entered in any court having jurisdiction.
     5.05 Interpretation. The Section headings in this Agreement are included for reference only. They are not part of this Agreement and shall not affect the interpretation and construction of this Agreement.
     5.06 Third Parties. This Agreement is intended for the benefit of the parties hereto and does not grant any rights to any third parties unless otherwise specifically stated herein.
     5.07 Governing Law. As to all matters of interpretation and construction, this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflicts of laws provisions.
     5.08. Entirety. The terms, provisions and conditions herein contained represent the full and complete understanding and agreement between the parties, and this Agreement may not be amended, modified or otherwise altered unless reduced to writing and signed by both parties.

7

EXECUTED on the date first written above:

PARADIGM STRATEGIC EXPLORATION, L.L.C.

By:	/s/ Nat S. Turner

Its:	Nat S. Turner

Manager

TOUCHSTONE RESOURCES USA, INC

By:	/s/ Roger Abel

Its:	Chairman & CEO

EXHIBIT C

Paradigm Strategic Exploration, Llc
2204 TIMBERLOCH PLACE, SUITE 280
THE WOODLANDS, TEXAS 77380
281-367-8808
281-367-7755 (FAX)
December 15, 2005
Trinity USA Partnership, L.P.
16800 Imperial Valley Drive, suite 355
Houston, Texas 77060
Attn: Mr. Michael P. Moore
Dear Sirs,
Per the attached assignment document, Paradigm Strategic Exploration, LLC (“Paradigm”) has acquired from Black Stone Minerals et al. certain rights as to the (REDACTED) Prospect per the terms of that certain Consulting Services Agreement between Trinity USA Partnership, L.P. (“Trinity”) and Black Stone Minerals Company, L.P. and Black Stone Ivory Acquisition Partners, L.P. (collectively “Black Stone”) dated April 20, 2005.
Per Section II.C.(l) of the Consulting Services Agreement, Paradigm, and/or its assigns, elects to participate in the (REDACTED) Prospect on an un-promoted basis for its 12.5% working interest. The description of the Prospect being:
(REDACTED)
Any Notices as to this prospect should be sent as follows:
Paradigm Strategic Exploration, LLC
2204 Timberloch Place, Suite 280
The Woodlands, TX 77382
Attn: Nat S. Turner
Telephone:       (281) 367-8808
Fax:                  (281) 367-7755

We are looking forward to working with you on this project.
Yours truly
/s/ Nat S. Turner
Nat S. Turner
Managing Director

EXHIBIT D

1001 Fannin, Suite 2020
Houston, TX 77002
Phone No: (713) 658-0647
Fax No: (713) 658-0943
www.bsmc.cc
December 16, 2005
Mr. Nat S. Turner
Paradigm Strategic Exploration, LLC
2204 Timberloch Place, Suite 280
The Woodlands, TX 77380

Re:	Partial Assignment of Consulting Services
Agreement dated April 20, 2005
(REDACTED) AL
Dear Nat:
     Enclosed for Paradigm’s execution please find duplicate originals of the referenced Partial Assignment which have been executed on behalf of Black Stone Minerals Company, L.P. and Black Stone Ivory Acquisitions Partners, L.P.
     Please return one fully executed and notarized original of this document to my attention at your earliest convenience. If you have any questions regarding the enclosed or need any additional information from us at this time, please call me at 713-445-3288.
Yours very truly,
/s/ Jane M. Pereski, CPL
Jane M. Pereski, CPL
Senior Landman
JMP: ss
Enclosures

BLACK STONE MINERALS COMPANY, L.P.
1001 FANNIN, SUITE 2020, HOUSTON, TEXAS 77002
713/658-0647 FAX 713/658-0943
December 15, 2005
Sent via U.S. Mail and Fax (281-367-7755)
Mr. Nat S. Turner
Paradigm Strategic Exploration, L.L.C.
2204 Timberloch Place, Suite 280
The Woodlands, TX 77380

Re:	Letter Agreement
(REDACTED)
Dear Mr. Turner:
Black Stone Minerals Company, L.P. and Black Stone Ivory Acquisitions Partners, L.P. and/or their designees (individually and collectively “Black Stone”) are parties to a Consulting Services Agreement with Trinity USA Partnership, L.P. (“Trinity”) dated effective April 20, 2005 (“Agreement”), covering certain lands in Alabama as described therein. Pursuant to Section II. A. of the Agreement, Trinity has generated the (REDACTED) Prospect (“Prospect”). Pursuant to Section II.B. of the Agreement, Black Stone and Trinity have mutually agreed on a “Prospect AMI” that covers the following lands;
(REDACTED)
Section II.C. of the Agreement provides that Black Stone has the right to participate with a working interest in any prospect generated by Trinity pursuant thereto (“Participation Interest”). Paradigm Strategic Exploration, L.L.C. (“Paradigm”) has expressed a desire to acquire Black Stone’s Participation Interest in the Prospect. Black Stone is agreeable to selling its Participation Interest in the Prospect to Paradigm, and Black Stone and Paradigm hereby agree as follows:

     1. On or before December 16, 2005, Paradigm will pay cash consideration in the amount of $30,000.00 to Black Stone, using two separate checks, payable as follows:

Black Stone Ivory Acquisitions Partners, L.P.	$22,753.38
P.O. Box 203317
Houston, Texas 77216-3317
Tax ID Number: 20-0805692
($30,000.00 x 75.844595%)

Black Stone Acquisitions Partners I, L.P.	$7,246.62
P.O. Box 203319
Houston, Texas 77216-3319
Tax ID Number: 22-3868921
($30,000.00 x 24.155405%)
     2. Effective with Black Stone’s receipt of the cash consideration, Black Stone shall assign to Paradigm all of its rights, duties and obligations under the Agreement with respect to the Participation Interest in the Prospect. Blade Stone shall retain all other rights under the Agreement. This transfer of the Participation Interest to Paradigm under the terms hereof specifically does not include any mineral interest or royalty interest owned or acquired by Black Stone in the Prospect.
     3. Paradigm will notify Trinity of its election as provided in Section II.C. of the Agreement no later than 1:00 p.m. CST on December 16, 2005.
     4. Paradigm agrees to be bound by the terms of the Agreement as to the interest in the Prospect assigned to it by Black Stone.
     5. PARADIGM UNDERSTANDS THAT BLACK STONE MAKES NO EXPRESS WARRANTY, AND DISCLAIMS ALL IMPLIED WARRANTIES, WITH RESPECT TO THE PARTICIPATION INTEREST OR THE SUBJECT MATTER OF THE AGREEMENT AS IT RELATES THERETO/ INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES AS TO (a) WHETHER OR NOT TRINITY WILL DEVELOP THE PROSPECT, (b) THE PRESENCE OF HYDROCARBONS WITHIN THE PROSPECT OR (c), THE RESULTS WHICH MIGHT BE EXPECTED FROM ANY EXPLORATION, DEVELOPMENT, PRODUCTION AND/OR HYDROCARBON MARKETING ACTIVITIES INVOLVING THE PROSPECT, AND NOTHING DISCUSSED BETWEEN BLACK STONE AND PARADIGM IN CONNECTION WITH THE PROSPECT IS OR SHALL BE RELIED UPON AS A PROMISE OR REPRESENTATION OR WARRANTY, WHETHER AS TO THE PAST, PRESENT OR FUTURE PRODUCTION OR PRODUCTION POTENTIAL INVOLVING THE PROSPECT.

If the above and foregoing terms are acceptable to Paradigm, please execute and return one copy of this letter to my attention by facsimile (713-658-0943) on or before 5:00 p.m. CST today.
Yours very truly,
/s/ Jane M. Pereski,
Jane M. Pereski, CPL
Senior Landman
AGREED TO AND ACCEPTED THIS
15TH DAY OF DECEMBER, 2005.
PARADIGM STRATEGIC EXPLORATION, L.L.C

By:	/s/ Nat S. Turner, Nat S. Turner, Manager

PARTIAL ASSIGNMENT
OF
CONSULTING SERVICES AGREEMENT
     THIS ASSIGNMENT dated effective as of December 16th, 2005 (“Effective Date”), is from Black Stone Minerals Company, L.P. and Black Stone Ivory Acquisitions Partners, L.P., both Delaware limited partnerships, whose address is 1001 Fannin, Suite 2020, Houston, Texas 77002-6709 (individually and collectively “Assignor”), to Paradigm Strategic Exploration, L.L.C., a Delaware limited liability company, whose address is 2204 Timberloch Place, Suite 280, The Woodlands, Texas 77380 (“Assignee”).
     FOR TEN DOLLARS ($10.00) cash, and other good, valuable and sufficient consideration received by Assignor, the receipt of which is hereby acknowledged, Assignor has granted, conveyed, sold, bargained, assigned and delivered, and by these presents does hereby grant, convey, sell, bargain, assign and deliver unto Assignee, effective as of the Effective Date, all of Assignor’s right, title and interest in and to the following contract:
Consulting Services Agreement dated April 20, 2005, between Black Stone Minerals Company, L.P. and Black Stone Ivory Acquisitions Partners, L.P. and/or their designees and Trinity USA Partnership, L.P., covering certain lands in (REDACTED) Counties, Alabama and any and all amendments thereto, together with any other rights, titles, interests, tenements, hereditaments, appurtenances, benefits and privileges of Assignor attributable thereto, INSOFAR AND ONLY INSOFAR as the above contract covers the Participation Interest in the Prospect both as defined in that certain unrecorded Letter Agreement dated December 15, 2005, between Black Stone Minerals Company, L.P. and Black Stone Ivory Acquisitions Partners, L.P. and/or their designees and Paradigm Strategic Exploration, L.L.C., reserving, however, unto Assignor all other right, title and interest in and to the above described contract (all of the interest assigned hereinabove being herein referred to as the “Assigned Interest”).
     TO HAVE AND TO HOLD the Assigned Interest, together with all and singular the rights and appurtenances thereunto and in anywise belonging unto Assignee, its heirs and executors, successors and assigns, forever.
     Assignor and Assignee agree to take all such further actions and execute, acknowledge and deliver all such further documents as may reasonably be necessary or useful in carrying out the purposes of this Assignment.
     This Assignment is made subject to the terms of the above described Letter Agreement and to the Consulting Services Agreement.

     This Assignment shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.
     This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which counterparts shall constitute but one assignment.
     IN WITNESS WHEREOF, Assignor has caused this Assignment to be executed as of the Effective
Date.
ASSIGNOR:
BLACK STONE MINERALS COMPANY, L.P., individually and an behalf of the Grantees (and their successors, if applicable) under that certain (REDACTED) Alabama

By:	/s/ J. A. Mills

J. A. Mills, Senior Vice President, Operations
BLACK STONE IVORY ACQUISITIONS PARTNERS, L.P.

By:	/s/ J. A. Mills

J. A. Mills, Vice President
ASSIGNEE:
PARADIGM STRATEGIC EXPLORATION, L.L.C.

By:	/s/ Nat S. Turner

Nat S. Turner, Manager

2

ACKNOWLEDGMENTS

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§
     I, GLORIA PLANK, a notary public, in and for the aforesaid jurisdiction, hereby certify that J. A. Mills, as Senior Vice President, Operations of Black Stone Minerals Company, L.P., a Delaware limited partnership, and as Vice President of Black Stone Ivory Acquisitions Partners, L.P., a Delaware limited partnership, who is known to me, personally appeared and acknowledged before me on this day, that being informed of the contents of the foregoing instrument he signed, executed and delivered the foregoing instrument voluntarily for and on behalf of said partnerships on the day the same bears, he being duly authorized to do so.
     Given under my hand and official seal this the 15th day of December, 2005.
___________(SEAL)

/s/ Gloria Plank
Notary Public, State of Texas

My commission expires: 2-22-06

STATE OF TEXAS COUNTY OF Montaomery	§ § §
     I, K. Alldredge , a notary public, in and for the aforesaid jurisdiction, hereby certify that Nat S. Turner, Manager of Paradigm Strategic Exploration, L.L.C., a Delaware limited liability company, who is known to me, personally appeared and acknowledged before me on this day, that being informed of the contents of the foregoing instrument he signed, executed and delivered the foregoing instrument voluntarily for and on behalf of said company on the day the same bears, he being duly authorized to do so.
     Given under my hand and official seal this the 22 day of December, 2005.

/s/ K. Alldredge Notary Public, State of Texas
8/13/09

3

BLACK STONE MINERALS COMPANY, L.P.
1001 FANNIN, SUITE 2020, HOUSTON. TEXAS 77002
713/658-0647 FAX 713/658-0943
December 15,2005
Sent via U.S. Mail and Fax (281-367-7755)
Mr. Nat S. Turner
Paradigm Strategic Exploration, L.L.C.
2204 Timberloch Place, Suite 280
The Woodlands, TX 77380
Re: Letter Agreement
       (REDACTED)
Dear Mr. Turner:
Black Stone Minerals Company, L.P. and Black Stone Ivory Acquisitions Partners, L.P. and/or their designees (individually and collectively “Black Stone”) are parties to a Consulting Services Agreement with Trinity USA Partnership, L.P. (“Trinity”) dated effective April 20, 2005 (“Agreement”), covering certain lands in Alabama as described therein. Pursuant to Section II.A. of the Agreement, Trinity has generated the (REDACTED) Prospect (“Prospect”). Pursuant to Section II.B. of the Agreement, Black Stone and Trinity have mutually agreed on a “Prospect AMI” that covers the following lands:
(REDACTED)
Section II.C. of the Agreement provides that Black Stone has the right to participate with a working interest in any prospect generated by Trinity pursuant thereto (“Participation Interest”). Paradigm Strategic Exploration, L.L.C. (“Paradigm”) has expressed a desire to acquire Black Stone’s Participation Interest in the Prospect. Black Stone is agreeable to selling its Participation Interest in the Prospect to Paradigm, and Black Stone and Paradigm hereby agree as follows:

     1. On or before December 16, 2005, Paradigm will pay cash consideration in the amount of $30,000.00 to Black Stone, using two separate checks, payable as follows:

Black Stone Ivory Acquisitions Partners, L.P.
P.O. Box 203317 Houston, Texas 77216-3317
Tax ID Number: 20-0805692
($30,000.00x75.844595%)	$22,753.38

Black Stone Acquisitions Partners I, L.P.
P.O. Box 203319
Houston, Texas 77216-3319
Tax ID Number: 22-3868921
($30,000.00x24.155405%)	$7,246.62
     2. Effective with Black Stone’s receipt of the cash consideration, Black Stone shall assign to Paradigm all of its rights, duties and obligations under the Agreement with respect to the Participation Interest in the Prospect. Black Stone shall retain all other rights under the Agreement. This transfer of the Participation Interest to Paradigm under the terms hereof specifically does not include any mineral interest or royalty interest owned or acquired by Black Stone in the Prospect.
     3. Paradigm will notify Trinity of its election as provided in Section II.C. of the Agreement no later than 1:00 p.m. CST on December 16,2005.
     4. Paradigm agrees to be bound by the terms of the Agreement as to the interest in the Prospect assigned to it by Black Stone.
     5. PARADIGM UNDERSTANDS THAT BLACK STONE MAKES NO EXPRESS WARRANTY, AND DISCLAIMS ALL IMPLIED WARRANTIES, WITH RESPECT TO THE PARTICIPATION INTEREST OR THE SUBJECT MATTER OF THE AGREEMENT AS IT RELATES THERETO, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES AS TO (a) WHETHER OR NOT TRINITY WILL DEVELOP THE PROSPECT, (b) THE PRESENCE OF HYDROCARBONS WITHIN THE PROSPECT OR (c), THE RESULTS WHICH MIGHT BE EXPECTED FROM ANY EXPLORATION, DEVELOPMENT, PRODUCTION AND/OR HYDROCARBON MARKETING ACTIVITIES INVOLVING THE PROSPECT, AND NOTHING DISCUSSED BETWEEN BLACK STONE AND PARADIGM IN CONNECTION WITH THE PROSPECT IS OR SHALL BE RELIED UPON AS A PROMISE OR REPRESENTATION OR WARRANTY, WHETHER AS TO THE PAST, PRESENT OR FUTURE PRODUCTION OR PRODUCTION POTENTIAL INVOLVING THE PROSPECT.

If the above and foregoing terms are acceptable to Paradigm, please execute and return one copy of this letter to my attention by facsimile (713-658-0943) on or before 5:00 p.m. CST today.
Yours very truly,

/s/Jane M. Pereski
Jane M. Pereski, CPL
Senior Landman

AGREED TO AND ACCEPTED THIS
15TH DAY OF DECEMBER, 2005.
PARADIGM STRATEGIC EXPLORATION, L.L.C.

By:	/s/ Nat S. Turner

Nat S. Turner, Manager

BLACK STONE MINERALS COMPANY, L.P.
1001 FANNIN, SUITE 2020, HOUSTON, TEXAS 77002
713/658-0647 FAX 713/658-0943
December 15, 2005
Sent via U.S. Mail and Fax (281-367-7755)
Mr. Nat S. Turner
Paradigm Strategic Exploration, L.L.C.
2204 Timberloch Place, Suite 280
The Woodlands, TX 77380
Re: Letter Agreement
(REDACTED)
Dear Mr. Turner:
Black Stone Minerals Company, L.P. and Black Stone Ivory Acquisitions Partners, L.P. and/or their designees (individually and collectively “Black Stone”) are parties to a Consulting Services Agreement with Trinity USA Partnership, L.P. (“Trinity”) dated effective April 20, 2005 (“Agreement”), covering certain lands in Alabama as described therein. Pursuant to Section II.A. of the Agreement, Trinity has generated the (REDACTED) Prospect (“Prospect”). Pursuant to Section II.B. of the Agreement, Black Stone and Trinity have mutually agreed on a “Prospect AMI” that covers the following lands:
(REDACTED)
Section II.C. of the Agreement provides that Black Stone has the right to participate with a working interest in any prospect generated by Trinity pursuant thereto (“Participation Interest”). Paradigm Strategic Exploration, L.L.C. (“Paradigm”) has expressed a desire to acquire Black Stone’s Participation Interest in the Prospect. Black Stone is agreeable to selling its Participation Interest in the Prospect to Paradigm, and Black Stone and Paradigm hereby agree as follows:

     1. On or before December 16, 2005, Paradigm will pay cash consideration in the amount of $30,000.00 to Black Stone, using two separate checks, payable as follows:

Black Stone Ivory Acquisitions Partners, L.P. P.O. Box 203317 Houston, Texas 77216-3317 Tax ID Number: 20-0805692 ($30,000.00 x 75.844595%)	$22,753.38

Black Stone Acquisitions Partners I, L.P. P.O. Box 203319 Houston, Texas 77216-3319 Tax ID Number: 22-3868921 ($30,000.00 x 24.155405%)	$7,246.62
     2. Effective with Black Stone’s receipt of the cash consideration, Black Stone shall assign to Paradigm all of its rights, duties and obligations under the Agreement with respect to the Participation Interest in the Prospect. Black Stone shall retain all other rights under the Agreement. This transfer of the Participation Interest to Paradigm under the terms hereof specifically does not include any mineral interest or royalty interest owned or acquired by Black Stone in the Prospect.
     3. Paradigm will notify Trinity of its election as provided in Section II.C. of the Agreement no later 1:00 p.m. CST on December 16, 2005.
     4. Paradigm agrees to be bound by the terms of the Agreement as to the interest in the Prospect assigned to it by Black Stone.
     5. PARADIGM UNDERSTANDS THAT BLACK STONE MAKES NO EXPRESS WARRANT, AND DISCLAIMS ALL IMPLIED WARRANTIES, WITH RESPECT TO THE PARTICIPATION INTEREST OR THE SUBJECT MATTER OF THE AGREEMENT AS IT RELATES THERETO, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES AS TO (a) WEATHER OR NOT TRINITY WILL DEVELOP THE PROSPECT, (b) THE PRESENCE OF HYDROCARBONS WITHIN THE PROSPECT OR (c), THE RESULTS WHICH MIGHT BE EXPECTED FROM ANY EXPLORATION, DEVELOPMENT, PRODUCTION AND/OR HYDROCARBON MARKETING ACTIVITIES INVOLVING THE PROSPECT, AND NOTHING DISCUSSED BETWEEN BLACK STONE AND PARADIGM IN CONNECTION WITH THE PROSPECT IS OR SHALL BE RELIED UPON AS A PROMISE OR REPRESENTATION OR WARRANTY, WHETHER AS TO THE PAST, PRESENT OR FUTURE PRODUCTION OR PRODUCTION POTENTIAL INVOLVING THE PROSPECT.

If the above and foregoing terms are acceptable to Paradigm, please execute and return one copy of this letter to may attention by facsimile (713-658-0943) on or before 5:00 p.m. CST today.
Yours very truly,

/s/ Jane M. Pereski

Jane M. Pereski, CPL
Senior Landman

AGREED TO AN ACCEPTED THIS
15TH DAY OF DECEMBER, 2005.

PARADIGM STRATEGIC EXPLORATION, L.L.C.

By:	/s/ Nat S. Turner

Nat S. Turner, Manager

CONSULTING SERVICES AGREEMENT
     This Consulting Services Agreement (“Agreement”) is entered into effective as of April 20, 2005 (“Effective Date”), between Trinity USA Partnership, L.P., a Delaware limited liability company (“Trinity”), whose address is 16800 Imperial Valley Drive, Suite 355, Houston, Texas 77060 and Black Stone Minerals Company, L.P., Black Stone Ivory Acquisitions Partners, L.P. and/or their designees (individually and collectively “Black Stone”), whose address is 1001 Fannin, Suite 2020, Houston, Texas 77002. Trinity and Black Stone may sometimes be referred to herein individually as “Party” or collectively as “Parties.”
WITNESSETH:
     WHEREAS, Black Stone owns or has license to certain seismic surveys known as (REDACTED) (referred to herein collectively as the “Existing Data”) covering the lands situated in (REDACTED) Alabama, as depicted on Exhibit “A” attached hereto and made a part hereof (referred to collectively as the “Black Stone Program Area”); and
     WHEREAS, Trinity intends to utilize the Existing Data to identify prospective leads for oil and/or gas exploration within the Black Stone Program Area (“Prospects”); and
     WHEREAS, Black Stone desires to retain Trinity as a consultant and Trinity desires to provide Black Stone its consulting services to develop the Black Stone Program Area, subject and in accordance with the terms and provisions of this Agreement.
     NOW, THEREFORE, in consideration of the premises and the covenants between the Parties as set out herein, the Parties do hereby agree as follows:
I.
SERVICES OF TRINITY
A. Prospect Generation
During the term of this Agreement, Trinity will use so much of its time and efforts as are reasonably necessary to review the Existing Data and all other geological and geophysical data provided by Black Stone covering the Black Stone Program Area, and initiate, develop, evaluate and prepare Prospects that are suitable for acquisition and development. In connection with such efforts, Trinity will:
(1) prepare and /or obtain and submit to Black Stone such maps, logs and other geological data as Trinity considers necessary for Black Stone’s consideration and evaluation of all Prospects identified by Trinity;

(2) study, analyze and recommend to Black Stone Property Interests (as defined below) to be acquired and operations to be conducted in connection with any such Prospects.
B. Trinity as Manager
Subject to the remaining provisions hereof and to any existing third party agreements, Trinity shall manage:
(1) the acquisition and evaluation of all data and information relating to Prospects generated by Trinity,
(2) the designation of Prospects in accordance with Section II below,
(3) the acquisition of any interest in petroleum leases within a Prospect generated by Trinity, including without limitation, any oil, gas and mineral leases, monetary or acreage contributions, contractual rights, options, licenses, concessions, and any and all other rights relating to the acquisition, development, exploration, or production of petroleum substances from lands situated within a Prospect generated by Trinity (“Property Interest(s)”). The term Property Interest specifically does not include any producing property acquisition, or any non-leasehold oil or gas interest, including but not limited to any mineral interest, royalty interest, non-participating royalty interest, overriding royalty interest, production payment, or net profits interest.
(4) the participation by third parties in the drilling of wells on Prospects generated by Trinity under this Agreement, if applicable.
Trinity may, in its discretion, contract for services and labor with third parties in the performance of the above services, and the costs thereof shall be borne as provided elsewhere herein.
Notwithstanding anything herein to the contrary, Trinity acknowledges that Black Stone may make the Existing Data available to other parties for the identification of Prospects within the Black Stone Program Area.
II.
DESIGNATION OF PROSPECTS
AND ACQUISITION OF PROPERTY INTERESTS
A. Prospects
Prior to the acquisition of any Property Interests relating to a Prospect generated by Trinity, Trinity shall provide Black Stone written notice of its good faith intention to pursue such Prospect, which notice shall be delivered by e-mail to Jane Pereski at jpereski@bsmc.cc and include a specific acreage description of the Prospect (“Prospect Notice”). Trinity shall present the Prospect which was the subject of its Prospect Notice to Black Stone at a time of Black Stone’s choosing within three (3) calendar days after such notice, with such presentation to include all relevant information, including, without limitation, (i) a lease map showing the results of a lease check conducted by Trinity and all other information regarding the land-lease situation generally, (ii) any geologic or geophysical information that Trinity believes will support the existence of a drillable Prospect, (iii) a proposed budget for evaluation and acquisition costs, and (iv) all other information or data relating thereto (“Prospect Presentation”).
If prior to receipt of a Prospect Notice from Trinity, Black Stone has received written notice from another party identifying a Prospect which is the same or substantially similar to the Prospect covered by Trinity’s Prospect Notice, Black Stone will promptly notify Trinity in writing of such event and thereafter the lands included in the Prospect area identified by such other party shall no longer be subject to this Agreement. Upon the request of either Party, this Agreement shall be considered to exclude those lands that are no longer subject in this Agreement.
B. Area of Mutual Interest
Within fifteen (15) days after a Prospect Presentation, Trinity and Black Stone shall establish an Area of Mutual Interest around the Prospect (“Prospect AMI”). Each Prospect AMI shall be established by mutual agreement of the Parties to cover, as nearly as reasonably possible, giving effect to established property lines and any other Prospect AMI’s (whether established by Black Stone and Trinity or by Black Stone and another party), the area that is anticipated to be geologically prospective within such Prospect. Any Prospect AMI may be revised from time to time by mutual agreement of the Parties hereto based upon additional geologic or geophysical information or to avoid any overlapping areas with other Prospect AMI’s established hereunder or with other parties.
C. Prospect Elections
Black Stone shall have thirty (30) days from the date of mutual agreement on the Prospect AMI (“Election Period”) to elect to do one of the following:
(1) participate in the Prospect on an unpromoted basis for up to an undivided 12.5% working interest;
(2) participate on a partial unpromoted and a partial promoted basis for up to an aggregate undivided 12.5% working interest;
(3) participate on a promoted basis only for up to an undivided 12.5% working interest; or
(4) not participate.

In the event Black Stone elects to participate in a Prospect on an unpromoted basis for all or a portion of an undivided 12.5% working interest pursuant to Section II(C).(1) or (2) above, such elected percentage is hereinafter referred to as “Ownership Percentage”.
In the event Black Stone elects to participate in a Prospect pursuant to Section II(C)(1), (2) or (3) above, Black Stone shall not pay for any costs incurred by Trinity in connection with the acquisition of Property Interests or otherwise in connection with assembling the Prospect in question. Should Black Stone fail to respond to a Prospect Notice in a timely fashion, or elect not to participate in a Prospect, Trinity may, at its option, proceed to develop the Prospect on its own, subject, however, to the further provisions hereof.
D. Leasehold Acquisition
Commencing after the expiration of the Election Period, Trinity shall use reasonable best efforts to obtain Property Interests covering one hundred percent of the right to explore for and to develop oil and/or gas in the lands included in the Prospect AMI (“Acquisition Program”). Should Black Stone own any available mineral interest(s) within a Prospect AMI, Trinity shall acquire one or more leases from Black Stone covering such mineral interest(s) on a lease form similar to the form attached hereto as Exhibit “B”. (REDACTED)
III.
PARTICIPATION AGREEMENT
A. Prospect Participation Agreement
During and after the term of this Agreement, Trinity will use its reasonable best efforts to arrange for the drilling of an exploratory well on any Prospect assembled under this Agreement. Once the Acquisition Program has been completed with regard to a particular Prospect, Trinity shall use its best efforts to enter into an agreement with a third party or parties whereby Trinity sells, farms out, or otherwise contracts for third party participation in such Prospect on such terms as Trinity shall in its sole discretion elect (a “Participation Agreement”).
If Black Stone has elected to participate for all or a portion of an undivided twelve and one half percent (12.5%) interest on a promoted basis, as provided for in Section II(C)(2) or (3) above, the promoted portion of such interest shall be promoted with any of Trinity’s interest which Trinity is promoting on a prorata basis under the same terms (both Black

Stone’s and Trinity’s promoted interests being collectively referred to as the “Promoted Interest”). Concurrent with the consummation of a Participation Agreement, any cash consideration realized from the Promoted Interest will first be used to reimburse Trinity for all direct lease acquisition costs it incurred during the Acquisition Program that are associated with the Promoted Interest. All cash consideration in excess of these reimbursed costs shall be owned and distributed to Trinity and Black Stone based upon their proportionate share of the Promoted Interest contributed to the Participation Agreement. Any carried interest, reversionary interest, overriding royalty interest other than the overriding royalty interest set forth in Section VI or other benefit given by third parties in exchange for the Promoted Interest shall also be owned by Trinity and Black Stone based upon their proportionate share of the Promoted Interest contributed to the Participation Agreement. The overriding royalties set forth in Section VI. below shall apply to the entire Promoted Interest regardless of whether Black Stone or Trinity contributed such interest and such overriding royalties shall be the exclusive property of Trinity.
B. Prospect Operating Agreement
When a Participation Agreement is consummated, Trinity and, if appropriate, Black Stone, together with any third parties who have elected to participate in the Prospect pursuant to the Participation Agreement that has been finalized by Trinity, shall enter into a mutually acceptable operating agreement covering such Prospect (“Prospect Operating Agreement”), setting forth each such party’s respective interest in such Prospect. Thereafter, all operations within the Prospect shall be governed by the Prospect Operating Agreement.
IV.
ASSIGNMENT
If Black Stone elects to participate in a Prospect as provided in Section II(C) above, Trinity will deliver to Black Stone one or more assignments or conveyances, free of all costs, in recordable form, of Black Stone’s interest in all Property Interests in the Prospect. Such assignments or conveyances shall be subject to the terms and provisions of this Agreement, as well as all other contracts and agreements (including the applicable operating agreement) to which such Property Interests are subject at the time such assignments or conveyances are made. Once a Participation Agreement has been proposed for a Prospect, each Party agrees to execute such further assignments or instruments as may be necessary to bind the interest (if any) owned by it that is committed by such Party to such Participation Agreement.
V.
WARRANTY OF TITLE
Trinity agrees to warrant title to any interest assigned to Black Stone in and to the Property Interests acquired by it pursuant to this Agreement by, through or under Trinity, but not otherwise; however, Black Stone shall be proportionately subrogated to Trinity’s rights or actions on the warranty given by others. Upon request, Trinity will provide to Black Stone copies of such abstracts and other title information as Trinity has in its files or hereafter acquires, together with copies of the leases and all intermediate assignments thereof.
VI.
OVERRIDING ROYALTY INTEREST
Trinity shall have the right to retain or receive (or assign as the case may be) an overriding royalty interest in each of the Property Interests, except as to Black Stone’s Ownership Percentage in any leases granted by Black Stone, for the use and benefit of the employees of Trinity and other third parties who, in the judgment of Trinity, contribute toward the success of the Black Stone Program Area equal to the following percentages:

*NET REVENUE INTEREST IN
THE SPECIFIC LANDS
COVERED BY THE LEASES	OVERRIDING ROYALTY INTEREST
Greater than or equal to 80%	(REDACTED)
Greater than or equal to 77% but less than 80%	(REDACTED)
Greater than or equal to 75% but less than 77%	(REDACTED)
Less than 75%	(REDACTED)

*	Except as provided below, Net Revenue Interest being the undivided interest covered by the lease subject only to those third party burdens existing at the time the specific lease is acquired hereunder.
If any of the Property Interests burdened by the foregoing overriding royalty interests do not cover and include the entire fee mineral estate to the minerals in and under the lands affected thereby, the overriding royalty interest on such Property Interest shall be proportionately reduced to the proportion that the interest covered thereby bears to the full and undivided fee mineral estate in and under such lands. In the event any Property Interests subjected to the foregoing overriding royalty interest are pooled or unitized with other lands or leases to form one or more pooled units, the overriding royalty interests above described shall be reduced to the proportion that the total net mineral acres covered by said Property Interests and included in such unit or units bears to the entire surface acreage of said unit or units. Each Party shall bear their respective percentages of the overriding royalty interest specified above, except for Black Stone’s Ownership Percentage in any leases granted by Black Stone. If a mineral interest not subject to an oil and gas lease is acquired within a Prospect AMI through force integration, Trinity or its designee shall receive a royalty interest on such mineral interest, which royalty interest shall be a percentage equal to the overriding royalty interest percentage as set forth above, proportionately reduced to correspond to the mineral interest acquired.

VII.
NOTICES
All notices, requests, consents, elections and statements hereunder shall be in writing and shall be deemed to have been given properly if hand delivered, mailed by certified mail, or if sent by recognized third party delivery service, addressed in each case to:

Trinity USA Partnership, L.P.	Black Stone Minerals Company, L.P.
16800 Imperial Valley Drive, Suite 355	1001 Fannin, Suite 2020
Houston, Texas 77060	Houston, Texas 77002
Attn: Mr. Michael P. Moore	Attn: Mr. J. A. Mills
Telephone: (281) 931-4200	Telephone: (713) 658-0647
Fax: (281) 931-4232	Fax: (713) 658-0943
or to such other address or addresses as any Party shall have otherwise designated in writing to the other Parties.
VIII.
OWNERSHIP OF DATA
A. Existing Data
The Existing Data is and shall be the property of Black Stone or such third parties as Black Stone may have acquired a license from covering all or any portion of the Existing Data. The Existing Data shall be subject to any applicable licenses or other agreements governing the use and/or transfer thereof, but it is understood and agreed that Trinity shall have no ownership rights, interests in or claims to the Existing Data. Upon termination of this Agreement, and at such other times as Black Stone may request, Trinity agrees to immediately deliver to Black Stone all Existing Data, within its possession or control, or such of it as is requested, and shall not retain any copies thereof unless so authorized in writing by Black Stone. Notwithstanding the above, Trinity shall be allowed to retain as much of the Existing Data as necessary for the sole purpose of marketing the Prospects generated hereunder until such time as a Participation Agreement has been executed by sufficient parties to cause the drilling of a test well or eighteen (18) months of the Effective Date hereof, whichever is earlier. If the Existing Data is returned to Black Stone pursuant to this Section VIII, Black Stone agrees to make only that portion of the Existing Data as may cover a Prospect available to signatories to a Participation Agreement (including Trinity) covering that Prospect until such time as the last lease covered by the Participation Agreement has expired. In such event, Black Stone will make such data available in its office during normal business hours.

B. Program Data
All data (including, but not limited to, all seismic surveys, licensed seismic data, geological and geophysical interpretations and evaluations, logs, maps, photos and other forms of written or electronically stored information) obtained, furnished, acquired or prepared during the term of this Agreement (collectively the “Program Data”), but excluding the Existing Data, interpretations thereof and related work product, shall be the property of Trinity, and shall be owned by it. However, Trinity agrees to provide proprietary copies of any of the Program Data to Black Stone within fifteen (15) days after its request for same at Trinity’s sole cost. The Program Data shall be subject to any applicable licenses or other agreements governing the use and/or transfer thereof.
IX.
TERM OF AGREEMENT
This Agreement shall remain in force and effect for a period of six (6) months from the date hereof. This Agreement may be extended for an additional period of three (3) months, at Black Stone’s sole option at the request of Trinity delivered, in writing, thirty (30) days prior to the end of the original six (6) month period. The Parties agree that in the event the exploration and development activities contemplated by this Agreement are unsuccessful or abandoned prior to the expiration hereof, or in the event the contemplated activities necessitate the continuation of this Agreement, they will negotiate in good faith with one another so as to arrive at a mutually acceptable termination or extension agreement. The expiration or termination of this Agreement shall not, however, affect the rights, interests, duties or obligations of the Parties that have accrued as of such time, or any of the provisions of this Agreement which by their nature survive the expiration or termination hereof.
X.
INDEPENDENT CONTRACTOR
In the performance of services hereunder, Trinity is and at all times shall be an independent contractor specifically engaged by Black Stone to perform the herein described services. Black Stone shall not be entitled to direct Trinity as to the details of the work to be accomplished. Black Stone shall not be entitled to, or in any way participate in, any incentive compensation plans, vacation allowances, insurance or other benefits made available by Trinity to its employees.
XI.
ASSIGNABILITY
Trinity and Black Stone shall each have the right and option, exercisable from time to time as it may elect, to assign or otherwise dispose of all or any portion of its rights, interests,

duties and obligations hereunder, or in any leasehold or other interests acquired within the Black Stone Program Area.
XII.
CONFIDENTIALITY OF EXISTING DATA
Trinity shall use the Existing data solely for the purposes contemplated by this Agreement in connection with the exploration and development of the Black Stone Program Area. Except as provided herein, Trinity shall not sell, give, transfer, or otherwise dispose of all or any portion of the Existing data, or use the Existing data for any purpose not contemplated by this Agreement without the prior written consent of Black Stone. Trinity agrees to keep the Existing data confidential and that it will not disclose the Existing data; provided, however, that (i) Trinity may make a disclosure of any Existing data to which Black Stone gives its prior written consent, (ii) Trinity may make a disclosure of its interpretations of any Existing data and allow prospective third parties with whom Trinity is discussing a Participation Agreement to review only that portion of the Existing data as may cover the applicable Prospect, and (iii) any such Existing data may be disclosed by Trinity if required to do so by law, statute, rule, ordinance, subpoena, summons, or order of any court or other regulatory or law enforcement body. Provided, however, should any person seek to legally compel Trinity to disclose any of the Existing data, Trinity will provide Black Stone with prompt written notice so that Black Stone may seek a protective order or other appropriate remedy (including by participation in any proceeding to which Trinity is a party, which at Black Stone’s request Trinity will use its best efforts to permit Black Stone to do) and/or waive compliance with the provisions of this Agreement. In any event, Trinity will furnish only that portion of the Existing data that is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded such Existing Data.
XIII.
MISCELLANEOUS
A. Enforceability
If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, all of the other terms and provisions hereof shall remain in force and effect.
B. Nonexclusive Rights
Nothing contained in this Agreement is intended to grant to Trinity the exclusive right to the Existing Data and Black Stone expressly reserves the right to allow third parties access to the Existing Data during the term of this Agreement. Except as provided in Section II.C., nothing in this Agreement is intended to grant Trinity the exclusive right to lease any of

Black Stone’s mineral interests within the Black Stone Program Area and Black Stone expressly reserves the right to enter into oil and gas leases or commit its mineral interest to other contractual arrangements with third parties during the term of this Agreement.
C. Waiver of Rights
No failure or delay by Trinity or Black Stone in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder.
D. Governing Laws
This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to the conflicts of laws principles thereof. In addition, each Party consents to jurisdiction and venue for any suit relating to or arising out of the activities contemplated by this Agreement in any court of competent jurisdiction in Harris County, Texas, or the United States District Court for the Southern District of Texas.
E. Entire Agreement
This Agreement constitutes the entire agreement between the Parties relating to the Black Stone Program Area and supersedes all prior agreements, understandings, conversations and correspondence concerning the same.
F. Binding Effect
This Agreement shall be binding upon and inure to the benefit of the Parties, and their respective successors and permitted assigns.
     IN WITNESS WHEREOF, this Agreement is entered the 20th day of April, 2005, but shall be effective for all purposes as of the Effective Date.
BLACK STONE MINERALS COMPANY, L.P, and
BLACK STONE IVORY ACQUISITIONS PARTNERS, L.P.

By:	/s/ J. A. Mills
J. A. Mills, Senior Vice President, Operations

TRINITY USA PARTNERSHIP, L.P.
By: Trinity USA Operating, L.L.C., its General Partner

By:	/s/ Michael P. Moore
Michael P. Moore, Vice President

Exhibit A
(REDACTED)

EXHIBIT E

(REDACTED)

(REDACTED)

(REDACTED)

(REDACTED)

EXHIBIT F

THIS PAGE
INTENTIONALLY
LEFT BLANK

EXHIBIT G

Exploration Agreement
This agreement is entered into this 1st day of September, 2005, by and between Carrizo Oil & Gas, Inc. (hereinafter referred to as “Carrizo”) whose address is 1000 Louisiana, Suite 1500, Houston, Texas 77002, and Paradigm Strategic Group, LLC, whose address is 2204 Timberloch Place, Suite 280, The Woodlands, Texas 77380.
WHEREAS, Paradigm has developed an active subsurface and 3D seismic exploration program in the area as indicated on Exhibit A of this Agreement (herein after referred to as the “Exploration Area”), and
WHEREAS, Carrizo is interested in obtaining recommendations resulting from the interpretation and technical evaluations of the Exploration Area, which may lead to the generation of oil and gas exploratory drilling prospects.
NOW THEREFORE, Carrizo and Paradigm hereby agree as follows:
1.	Carrizo will pay to Paradigm (REDACTED) per month for a period of four months (the “Term”) from the date hereof. Furthermore, Carrizo agrees to reimburse Paradigm for any pre-agreed out-of-pocket expenses that it incurs as part of this Agreement (i.e, costs for well logs, culture, etc.) Carrizo can unilaterally end the program by sending written notice to Paradigm during the four month period. Upon receipt by Paradigm of the notice, the Term will end and Carrizo will not be required to make any additional payments except the pre-agreed out-of-pocket expenses described above. All post-Term obligations for both parties remain.

2.	Subject to the terms of this Agreement, each party shall have the right to a 50% undivided working interest in certain prospects and opportunities as contemplated herein.

3.	Paradigm will work within the Exploration Area during the Term of this Agreement to generate oil and gas exploratory drilling prospects. During said Term, Paradigm will notify Carrizo as to any prospects and opportunities that it deems to be of sufficient quality to warrant further action, such as further technical evaluations, commercial evaluations, leasing, etc. Subject to certain conditions outlined below, Carrizo shall have the right to review, in Paradigm’s offices, the data and studies in support of an oil and gas prospect identified by Paradigm. Within 5 days of a presentation of an opportunity or prospect, Paradigm and Carrizo shall establish an Area of Mutual Interest around such prospect or opportunity (“Prospect AMI”). Each Prospect AMI shall be established by mutual consent to cover as reasonably as possible the area that is anticipated to be geologically prospective. Such AMI as established shall remain in effect for (REDACTED) from the termination of this Agreement or for as long as Carrizo holds an active lease or Mineral Interest within said AMI.

4.	If Carrizo elects to pursue a Prospect(s) or acquire any lease or Mineral Interest within the Exploration Area or a Prospect AMI during the Term of this Agreement or for a period of one year from the termination of this Agreement or within the term of a Prospect AMI, it shall have the right to an undivided 50% working interest in each prospect subject to the following:
(REDACTED)
5.	If Carrizo elects to pursue such prospect(s), it shall be responsible for acquiring leases on prospects and shall pay (REDACTED) of all leasehold costs associated with a prospect.

6.	Carrizo understands that Paradigm is subject to certain Confidentiality provisions as to its seismic and exploration data and evaluations. For purposes of this Agreement, Confidential Information may include the following: (i) 3D seismic data and derivatives, and (ii) geologic and geophysical interpretations and maps relating to the Exploration Area, and (iii) business plans, terms, arrangements, and transactions related to the Exploration Area and this Agreement. All data and information shall be considered confidential information of Paradigm, fully subject to the provisions as herein provided. Carrizo agrees that it shall not divulge, take possession of or receive any such Information as contemplated above. Paradigm agrees to make available, in its office, any documents pertaining to its rights, if any, as to seismic data or leasehold acquisition agreements.

7.	The validity, effect and construction of this agreement shall be governed by the laws of the State of Texas.
IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.

CARRIZO OIL & GAS, INC.	PARADIGM STRATEGIC GROUP, LLC

By: /s/ [ILLEGIBLE]	By: /s/ [ILLEGIBLE]

As its: President	As its: Managing Director

Exhibit A
(REDACTED)

EXHIBIT H

WARRANT NO.: 2006-****
WARRANT
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES REPRESENTED HEREBY HAVE BEEN TAKEN BY THE REGISTERED OWNER FOR INVESTMENT, AND WITHOUT A VIEW TO RESALE OR DISTRIBUTION THEREOF, AND MAY NOT BE SOLD, TRANSFERRED OR DISPOSED OF WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, THE RULES AND REGULATIONS THEREUNDER OR OTHER APPLICABLE SECURITIES LAWS.
WARRANT TO PURCHASE
COMMON STOCK OF
TOUCHSTONE RESOURCES USA, INC.
     This warrant (“Warrant”) is to verify that, FOR VALUE RECEIVED,                                                              (“Holder”) is entitled to purchase, subject to the terms and conditions hereof, from TOUCHSTONE RESOURCES USA, INC., a Delaware corporation (the “Company”),                                                     shares of common stock, $.001 par value per share, of the Company (the “Common Stock”), at any time during the period commencing at 9:00 a.m., Eastern Standard Time on the date hereof (the “Commencement Date”) and ending at 5:00 p.m. Eastern Standard Time on the third (3rd) anniversary of the Commencement Date (the “Termination Date”), at an exercise price (the “Exercise Price”) of $1.50 per share of Common Stock. The number of shares of Common Stock purchasable upon exercise of this Warrant and the Exercise Price per share shall be subject to adjustment from time to time upon the occurrence of certain events as set forth below.
     The shares of Common Stock or any other shares or other units of stock or other securities or property, or any combination thereof, then receivable upon exercise of this Warrant, as adjusted from time to time, are sometimes referred to hereinafter as “Exercise Shares.” The exercise price per share as from time to time in effect is referred to hereinafter as the “Exercise Price.”
1. Exercise of Warrant; Issuance of Exercise Shares.
     (a) Exercise of Warrant. Subject to the terms hereof, the purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) accompanied by payment of the Exercise Price in full either: (i) in cash or by bank or certified check for the Exercise Shares with respect to which this Warrant is exercised; (ii) by delivery to the Company of shares of the Company’s Common Stock having a Fair Market Value (as defined below) equal to the aggregate Exercise Price of the Exercise Shares being purchased that Holder is the record and beneficial owner of and that have been held by the Holder for at least six (6) months; (iii) provided that the sale of the Exercise Shares are covered by an effective registration statement, by delivering to the Company a Notice of Exercise together with an irrevocable direction to a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to sell a sufficient portion of the Exercise Shares and deliver the sales proceeds directly to the Company to pay the Exercise Price; or (iv) by any combination of the procedures set forth in subsections (i), (ii) and (iii) of this Section 1(a). For the purposes of this Section 1(a), “Fair Market Value” shall be an amount equal to the average of the Current Market Value (as defined below) for the ten (10) days preceding the Company’s receipt of the duly executed Notice of Exercise form attached hereto as Appendix A.
     In the event that this Warrant shall be duly exercised in part prior to the Termination Date, the Company shall issue a new Warrant or Warrants of like tenor evidencing the rights of the Holder thereof to purchase the balance of the Exercise Shares purchasable under the Warrant so surrendered that shall not have been purchased.
     (b) Issuance of Exercise Shares: Delivery of Warrant Certificate. The Company shall, within ten (10) business days or as soon thereafter as is practicable of the exercise of this Warrant, issue in the name of and cause to be delivered to the Holder one or more certificates representing the Exercise Shares to which the Holder shall be entitled upon such exercise under the terms hereof. Such certificate or certificates shall be deemed to have been issued and the Holder shall be deemed to have become the record holder of the Exercise Shares as of the date of the due exercise of this Warrant.
     (c) Exercise Shares Fully Paid and Non-assessable. The Company agrees and covenants that all Exercise Shares issuable upon the due exercise of the Warrant represented by this Warrant certificate (“Warrant Certificate”) will, upon issuance and payment therefor in accordance with the terms hereof, be duly authorized, validly issued, fully paid and non-assessable and free and clear of all taxes (other than taxes which, pursuant to Section 2 hereof, the Company shall not be obligated to pay) or liens, charges, and security interests created by the Company with respect to the issuance thereof.
     (d) Reservation of Exercise Shares. The Company covenants that during the term that this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Exercise Shares upon the exercise of this Warrant, and from time to time will take all steps necessary to amend its articles of incorporation to provide sufficient reserves of shares of Common Stock issuable upon the exercise of the Warrant.
     (e) Fractional Shares. The Company shall not be required to issue fractional shares of capital stock upon the exercise of this Warrant or to deliver Warrant Certificates that evidence fractional shares of capital stock. In the event that any fraction of an Exercise Share would, except for the provisions of this subsection (e), be issuable upon the exercise of this Warrant, the Company shall pay to the Holder exercising the Warrant an amount in cash equal to such fraction multiplied by the Current Market Value of the Exercise Share on the last business day prior to the date on which this Warrant is exercised. For purposes of this subsection (e), the “Current Market Value” for any day shall be determined as follows:
          (i) if the Exercise Shares are traded in the over-the-counter market and not on any national securities exchange and not on the NASDAQ National Market System or NASDAQ Small Cap Market (together, the “NASDAQ Reporting System”), the average of the mean between the last bid and asked prices per share, as reported by the National Quotation Bureau, Inc., or an equivalent generally accepted reporting service, or if not so reported, the average of the closing bid and asked prices for an Exercise Share as furnished to the Company by any member of the National Association of Securities Dealers, Inc., selected by the Company for that purpose; or
          (ii) if the Exercise Shares are listed or traded on a national securities exchange or the NASDAQ Reporting System, the closing price on the principal national securities exchange on which they are so listed or traded, on the NASDAQ Reporting System, as the case may be, on the last business day prior to the date of the exercise of this Warrant. The closing price referred to in this clause (ii) shall be the last reported sales price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the national securities exchange on which the Exercise Shares are then listed or in the NASDAQ Reporting System; or
          (iii) if no such closing price or closing bid and asked prices are available, as determined in any reasonable manner as may be prescribed by the Board of Directors of the Company.
2. Payment of Taxes.
     (a) Stamp Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Exercise Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Exercise Shares in a name other than that of the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
     (b) Withholding. The Holder shall pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state, local and/or payroll taxes of any kind required by law to be withheld with respect to the grant of this Warrant or the issuance of the Exercise Shares. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to the Holder whether or not pursuant to this Warrant. The Holder may elect, with the consent of the Company, to have such tax withholding obligation satisfied, in whole or in part, by: (i) authorizing the Company to withhold from the Exercise Shares a number of shares of Common Stock having an aggregate Fair Market Value that would satisfy the minimum withholding amount due, or (ii) delivering to the Company a number of shares of Common Stock of which the Holder is the record and beneficial owner and that have been held by the Holder for at least six (6) months with an aggregate Fair Market Value that would satisfy the minimum withholding amount due. The Company may require that any fractional share amount be settled in cash. For the purposes of this Section 2, Fair Market Value shall be determined as of the date on which the amount of tax to be withheld is determined.
3. Mutilated or Missing Warrant Certificates. In case any Warrant shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant or Warrants of like tenor and in the same aggregate denomination, but only (i) in the case of loss, theft or destruction, upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and indemnity or bond, if requested, also satisfactory to them and (ii) in the case of mutilation, upon surrender of the mutilated Warrant. Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or its counsel may prescribe.
4. Rights of Holder. The Holder shall not, by virtue of anything contained in this Warrant or otherwise, be entitled to any right whatsoever, either in law or equity, of a stockholder of the Company, including without limitation, the right to receive dividends or to vote or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or the election of directors of the Company or any other matter.
5. Registration of Transfers and Exchanges. The Warrant shall be transferable, subject to the provisions of Section 7 hereof, only upon the books of the Company, if any, to be maintained by it for that purpose, upon surrender of the Warrant Certificate to the Company at its principal office accompanied (if so required by the Company) by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed by the Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. In all cases of transfer by an attorney, the original letter of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited and remain with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Company in its discretion. Upon any such registration of transfer, a new Warrant shall be issued to the transferee named in such instrument of transfer, and the surrendered Warrant shall be canceled by the Company.
     Any Warrant may be exchanged, at the option of the Holder thereof and without change, when surrendered to the Company at its principal office, or at the office of its transfer agent, if any, for another Warrant or other Warrants of like tenor and representing in the aggregate the right to purchase from the Company a like number and kind of Exercise Shares as the Warrant surrendered for exchange or transfer, and the Warrant so surrendered shall be canceled by the Company or transfer agent, as the case may be.

6. Adjustment of Exercise Shares and Exercise Price. The Exercise Price and the number and kind of Exercise Shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as hereinafter provided. The Exercise Price in effect at any time and the number and kind of securities purchasable upon exercise of each Warrant shall be subject to adjustment as follows:
     (a) In case of any consolidation or merger of the Company with another corporation (other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change — other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination — of outstanding Common Stock issuable upon such exercise), the rights of the Holder of this Warrant shall be adjusted in the manner described below:
          (i) In the event that the Company is the surviving corporation or is merged into a wholly owned subsidiary for the purpose of incorporating the Company in a different jurisdiction, this Warrant shall, without payment of additional consideration therefor, be deemed modified so as to provide that the Holder of this Warrant, upon the exercise thereof, shall procure, in lieu of each share of Common Stock theretofore issuable upon such exercise, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation or merger by the holder of each share of Common Stock, had exercise of this Warrant occurred immediately prior to such reclassification, change, consolidation or merger. This Warrant (as adjusted) shall be deemed to provide for further adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The provisions of this clause (i) shall similarly apply to successive reclassifications, changes, consolidations and mergers.
          (ii) In the event that the Company is not the surviving corporation (except in the case of a merger of the Company into a wholly owned subsidiary for the purpose of incorporating the Company in a different jurisdiction), Holder shall be given at least fifteen (15) days prior written notice of such transaction and shall be permitted to exercise this Warrant, to the extent it is exercisable as of the date of such notice, during this fifteen (15) day period. Upon expiration of such fifteen (15) day period, this Warrant and all of Holder’s rights hereunder shall terminate.
     (b) If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 6.
     (c) In case the Company shall (i) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (ii) subdivide or classify its outstanding Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification, shall be proportionally adjusted so that the Holder of this Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares that, if this Warrant had been exercised by such Holder immediately prior to such date, he would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination or reclassification. For example, if the Company declares a 2 for 1 stock dividend or stock split and the Exercise Price immediately prior to such event was $2.00 per share, the adjusted Exercise Price immediately after such event would be $1.00 per share. Such adjustment shall be made successively whenever any event listed above shall occur. Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to this subsection (c), the number of Exercise Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Exercise Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.
     (d) In the event that at any time, as a result of an adjustment made pursuant to subsection (a), (b) or (c) above, the Holder of this Warrant thereafter shall become entitled to receive any Exercise Shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subsections (a), (b) or (c) above.
     (e) Irrespective of any adjustments in the Exercise Price or the number or kind of Exercise Shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Warrant.
     (f) Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section 6, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer’s certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer’s certificate shall be made available at all reasonable times for inspection by the holder and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder.
     (g) All calculations under this Section 6 shall be made to the nearest cent or to the nearest one one-hundredth (1/100th) of a share, as the case may be.
7. Restrictions on Transferability: Restrictive Legend. Neither this Warrant nor the Exercise Shares shall be transferable except in accordance with the provisions of this Section.
     (a) Restrictions on Transfer; Indemnification. Neither this Warrant nor any Exercise Share may be offered for sale or sold, or otherwise transferred or sold in any transaction which would constitute a sale thereof within the meaning of the Securities Act of 1933, as amended (the

“1933 Act”), unless (i) such security has been registered for sale under the 1933 Act and registered or qualified under applicable state securities laws relating to the offer and sale of securities, or (ii) exemptions from the registration requirements of the 1933 Act and the registration or qualification requirements of all such state securities laws are available and the Company shall have received an opinion of counsel satisfactory to the Company that the proposed sale or other disposition of such securities may be effected without registration under the 1933 Act and would not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale, such counsel and such opinion to be satisfactory to the Company.
     The Holder agrees to indemnify and hold harmless the Company against any loss, damage, claim or liability arising from the disposition of this Warrant or any Exercise Share held by such holder or any interest therein in violation of the provisions of this Section 7.
     (b) Restrictive Legends. Unless and until otherwise permitted by this Section 7, this Warrant Certificate, each Warrant Certificate issued to the Holder or to any transferee or assignee of this Warrant Certificate, and each certificate representing Exercise Shares issued upon exercise of this Warrant or to any transferee of the person to whom the Exercise Shares were issued, shall bear a legend setting forth the requirements of subsection (a) of this Section 7, together with such other legend or legends as may otherwise be deemed necessary or appropriate by counsel to the Company.
     (c) Removal of Legend. The Company shall, at the request of any registered holder of a Warrant or Exercise Share, exchange the certificate representing such security for a certificate representing the same security not bearing the restrictive legend required by subsection (b) if, in the opinion of counsel acceptable to the Company, such restrictive legend is no longer necessary.
8. Registration Rights. The Holder shall be entitled to the rights and subject to the obligations set forth in Section 6 of that certain Securities Purchase Agreement dated on or about the date hereof by and between the Company and the Holder.
9. Notices. All notices or other communications under this Warrant shall be in writing and shall be deemed to have been given on the day of delivery if delivered by hand, on the fifth day after deposit in the mail if mailed by certified mail, postage prepaid, return receipt requested, or on the next business day after mailing if sent by a nationally recognized overnight courier such as federal express, addressed as follows:
If to the Company:
Touchstone Resources USA, Inc.
1600 Smith Street
Suite 5100
Houston, Texas 77002
Attention: Chief Executive Officer
and to the Holder at the address of the Holder appearing on the books of the Company or the Company’s transfer agent, if any.

     Either of the Company or the Holder may from time to time change the address to which notices to it are to be mailed hereunder by notice in accordance with the provisions of this Section 9.
10. Supplements and Amendments. The Company may from time to time supplement or amend this Warrant without the approval of any holders of Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision, or to make any other provisions in regard to matters or questions herein arising hereunder which the Company may deem necessary or desirable and which shall not materially adversely affect the interests of the Holder.
11. Successors and Assigns. This Warrant shall inure to the benefit of and be binding on the respective successors, assigns and legal representatives of the Holder and the Company.
12. Severability. If for any reason any provision, paragraph or terms of this Warrant is held to be invalid or unenforceable, all other valid provisions herein shall remain in full force and effect and all terms, provisions and paragraphs of this Warrant shall be deemed to be severable.
13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent that the General Corporation Law of the State of Delaware shall apply to the internal corporate governance of the Company.
14. Headings. Section and subsection headings used herein are included herein for convenience of reference only and shall not affect the construction of this Warrant nor constitute a part of this Warrant for any other purpose.
[Remainder of page intentionally left blank]
     IN WITNESS WHEREOF, the Company has caused these presents to be duly executed as of the                      day of                                         , 2006.

TOUCHSTONE RESOURCES USA, INC.

By:
Name: Roger Abel
Title: Chief Executive Officer

APPENDIX A
NOTICE OF EXERCISE

To:	Touchstone Resources USA, Inc.
1600 Smith Street, Suite 5100
Houston, TX 77002
Attention: Chief Executive Officer
     (1) The undersigned hereby elects to purchase                      shares of Common Stock of Touchstone Resources USA, Inc., a Delaware corporation, pursuant to the terms of the attached Warrant, and tenders herewith payment of the Exercise Price for such shares in full in accordance with the terms of the Warrant in the following manner (please check one or more of the following choices):
     ☐ In cash;
     ☐ Cashless exercise through a broker; or
     ☐ Delivery of previously owned shares of Common Stock.
     (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued upon conversion hereof are being acquired solely for the account of the undersigned, not as a nominee for any other party, and for investment purposes only (unless such shares are subject to resale pursuant to an effective prospectus), and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.
     (3) Terms not otherwise defined in this Notice of Exercise shall have the meanings ascribed to such terms in the attached Warrant.
     (4) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned.

HOLDER

(Date)	(Signature)

EXHIBIT I

REGISTRATION RIGHTS AGREEMENT
          REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of May ___, 2006, by and among Touchstone Resources USA, Inc., a Delaware corporation, with headquarters located at 1600 Smith Street, Suite 5100, Houston, Texas 77002 (the “Company”), and the undersigned buyers (each, a "Buyer”, and collectively, the “Buyers”).
          WHEREAS:
          A. In connection with the Assignment and Transfer Agreement by and among the parties hereto of even date herewith (the “Assignment and Transfer Agreement”), the Company has agreed, upon the terms and subject to the conditions set forth in the Assignment and Transfer Agreement, to issue and sell to each Buyer (i) certain common shares of the Company and (ii) warrants (the “Warrants”) which will be exercisable to purchase up to that number of shares of Common Stock (as exercised collectively, the “Warrant Shares”).
          B. To induce the Buyers to execute and deliver the Assignment and Transfer Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.
          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:
          1. Definitions — the following definitions shall apply:
               a. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.
               b. “Person” shall mean an individual, partnership (general or limited), corporation, limited liability company, joint venture, business trust, cooperative, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.
               c. “Register,” “registered,” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or order of effectiveness of such registration statement or document by the SEC.
               d. “Registration Statement” shall mean any registration statement of the Company filed with the SEC pursuant to the provisions of Section 1.2 of this Agreement, which covers the resale of the Restricted Stock on an appropriate form then permitted by the SEC to be used for such registration and the sales contemplated to be made thereby under the Securities

Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including any pre- and post- effective amendments thereto, in each case including the prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.
               (e) “Restricted Stock” shall mean (i) the Shares; (ii) the shares of Common Stock issuable upon exercise of the Warrants; and (iii) any additional shares of Common Stock of the Company issued or issuable after the date hereof in respect of any of the foregoing securities, by way of a stock dividend or stock split; provided that as to any particular shares of Restricted Stock, such securities shall cease to constitute Restricted Stock when (x) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of thereunder, (y) such securities are permitted to be transferred pursuant to Rule 144(k) (or any successor provision to such rule) under the Securities Act or (z) such securities are otherwise freely transferable to the public without further registration under the Securities Act.
               (f) “Selling Stockholders” shall mean Purchaser and any other purchaser of Units in the transaction, and their respective successors and assigns.
          1.2. Registration of the Shares.
               The Company shall use its reasonable best efforts to prepare and file with the SEC, within 60 days of the date the shares are issued, a Registration Statement under the Act to permit the public sale of the Restricted Stock, and to cause such Registration Statement to be declared effective within 150 days of the date the shares are issued, except that if the company has a registration statement pending with the SEC during this period, the Company may suspend filing of the registration statement until such time the pending registration statement is approved, and such delay shall not be subject to the penalties et forth in Section 1.4 below. The Selling Stockholders shall furnish such information as may be reasonably requested by the Company in order to include such Restricted Stock in such Registration Statement. If any Selling Stockholder decides not to include all of its Restricted Stock in any registration statement thereafter filed by the Company, such Selling Stockholder shall nevertheless continue to have the right to include any Restricted Stock in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. In the event that any registration pursuant to this Section 1.2 is terminated or withdrawn, the Company shall use its reasonable best efforts to prepare and file with the SEC, as soon thereafter as practicable, a Registration Statement under the Securities Act to permit the public sale of the Restricted Stock purchased hereby.
          1.3. Registration Procedures. Whenever it is obligated to register any Restricted Stock pursuant to this Agreement, the Company shall:
               (a) prepare and file with the SEC a Registration Statement with respect to the Restricted Stock in the manner set forth in Section 1.2 hereof and use its reasonable best efforts to cause such Registration Statement to become effective as promptly as possible and to remain effective until the earlier of: (i) the sale of all shares of Restricted Stock covered thereby, (ii) the availability under Rule 144(k) for the Selling Stockholder to

2

immediately, freely resell without restriction all Restricted Stock covered thereby, or (iii) two (2) years from the date of this Agreement;
               (b) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period specified in Section 1.3(a) above and to comply with the provisions of the Act with respect to the disposition of all Restricted Stock covered by such Registration Statement in accordance with the intended method of disposition set forth in such Registration Statement for such period;
               (c) furnish to the Selling Stockholders such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus) as such person may reasonably request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such Registration Statement;
               (d) use its reasonable best efforts to register or qualify the Restricted Stock covered by such Registration Statement under the state securities laws of such jurisdictions as any Selling Stockholder shall reasonably request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;
               (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Purchaser participating in such underwriting shall also enter into and perform its obligations under such an agreement, as described in Section 1.2(b);
               (f) immediately notify each Selling Stockholder at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required or necessary to be stated therein in order to make the statements contained therein not misleading in light of the circumstances under which they were made. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;
               (g) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statements as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;
               (h) use its reasonable best efforts to list the Restricted Stock covered by such Registration Statement on each exchange or automated quotation system on which

3

similar securities issued by the Company are then listed (with the listing application being made at the time of the filing of such Registration Statement or as soon thereafter as is reasonably practicable);
               (i) notify each Selling Stockholder of any threat by the SEC or state securities commission to undertake a stop order with respect to sales under the Registration Statement; and
               (j) cooperate in the timely removal of any restrictive legends from the shares of Restricted Stock in connection with the resale of such shares covered by an effective Registration Statement.
     1.4. Delay of Registration.
          (a) The Company and the Selling Stockholders agree that the Selling Stockholders may suffer damages if the Registration Statement is not filed on or prior to the date that is 60 days after the date the shares are issued (the “Target Filing Date”) and maintained in the manner contemplated herein. The Company and the Selling Stockholders further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if the Registration Statement is not filed on or prior to the Target Filing Date, the Company shall pay in cash or in shares of Common Stock (at the Company’s option) as liquidated damages for such failure and not as a penalty to the Selling Stockholders, an amount equal to two percent (2%) of the Purchase Price and an additional amount equal to one percent (1%) of the Purchase Price at the end of each subsequent 30-day period during which the Registration Statement is not filed (the “Late Filing Damages”). Any payments to be made to the Selling Stockholders pursuant to this Section 1.4(a) shall be due and payable within three (3) business days of any demand therefor by the Selling Stockholders. The parties agree that the Late Filing Damages represent the sole and exclusive remedy, whether at law or in equity, available to the Selling Stockholders if the Registration Statement is not filed on or prior to the Target Filing Date. If the Company elects to pay the Late Filing Damages in shares of Common Stock, such shares of Common Stock shall be valued at the average closing price of a share of Common Stock on the applicable trading market for the Common Stock for the 5-trading-day period immediately preceding the date of demand of such Late Filing Damages.
               (b) The Company and the Selling Stockholders agree that the Selling Stockholders may suffer damages if the Registration Statement is not declared effective by the SEC on or prior to the date that is 150 days after the date the shares are issued (the “Effectiveness Deadline”). The Company and the Selling Stockholders further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if the Registration Statement is not declared effective by the SEC prior to the Effectiveness Deadline, the Company shall pay in cash or in shares of Common Stock (at the Company’s option) as liquidated damages for such failure and not as a penalty to the Selling Stockholders, an amount equal to two percent (2%) of the Purchase Price and an additional amount equal to one percent (1%) of the Purchase Price at the end of each subsequent 30-day period during which the Registration Statement is not declared effective (the “Non-Effectiveness Damages”). Payments to be made to the Selling Stockholders pursuant to this Section 1.4(b) shall be due and payable

4

within three (3) business days of any demand therefor by the Selling Stockholders. The parties agree that the Non-Effectiveness Damages represent the sole and exclusive remedy, whether at law or in equity, available to the Selling Stockholders if the Registration Statement is not declared effective on or prior to the date that is 150 days after the Target Filing Date. If the Company elects to pay the Non-Effectiveness Damages in shares of Common Stock, such shares of Common Stock shall be valued at the average closing price of a share of Common Stock on the applicable trading market for the Common Stock for the 5-trading-day period immediately preceding the date of demand of such Non-Effectiveness Damages.
               (c) No Selling Stockholder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.
          1.5 Expenses.
               (a) For the purposes of this Section 1.5, the term “Registration Expenses” shall mean: all expenses incurred by the Company in complying with Section 1.2 of this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees under state securities laws, fees of the National Association of Securities Dealers, Inc. (“NASD”), fees and expenses of listing shares of Restricted Stock on any securities exchange or automated quotation system on which the Company’s shares are listed and fees of transfer agents and registrars. The term “Selling Expenses” shall mean: all underwriting discounts and selling commissions applicable to the sale of Restricted Stock and all accountable or non-accountable expenses paid to any underwriter in respect of such sale.
               (b) Except as otherwise provided herein, the Company will pay all Registration Expenses in connection with the Registration Statements filed pursuant to Section 1.2 of this Agreement. All Selling Expenses in connection with any Registration Statements filed pursuant to Section 1.2 of this Agreement shall be borne by the Selling Stockholders pro rata on the basis of the number of shares registered by each Selling Stockholder whose shares of Restricted Stock are covered by such Registration Statement, or by such persons other than the Company (except to the extent the Company may be a seller) as they may agree.
          1.6. Obligations of the Selling Stockholders.
               (a) In connection with each registration hereunder, each Selling Stockholder will furnish to the Company in writing such information with respect to it and the securities held by it and the proposed distribution by it, as shall be reasonably requested by the Company in order to assure compliance with applicable federal and state securities laws as a condition precedent to including the Selling Stockholder’s Restricted Stock in the Registration Statement. Each Selling Stockholder shall also promptly notify the Company of any changes in such information included in the Registration Statement or prospectus as a result of which there is an untrue statement of material fact or an omission to state any material fact required or necessary to be stated therein in order to make the statements contained therein not misleading in light of the circumstances under which they were made.

5

               (b) In connection with the filing of the Registration Statement, each Selling Stockholder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with such Registration Statement or prospectus.
               (c) In connection with each registration pursuant to this Agreement, each Selling Stockholder agrees that it will not effect sales of any Restricted Stock until notified by the Company of the effectiveness of the Registration Statement, and thereafter will suspend such sales after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a Registration Statement or prospectus. At the end of any period during which the Company is obligated to keep a Registration Statement current, each Selling Stockholder shall discontinue sales of Restricted Stock pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the Restricted Stock covered by such Registration Statement that remains unsold, and each Selling Stockholder shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.
          1.7. Information Blackout and Holdbacks.
               (a) At any time when a Registration Statement effected pursuant to Section 1.2 is effective, upon written notice from the Company to Purchaser that the Company has determined in good faith that the sale of Restricted Stock pursuant to the Registration Statement would require disclosure of non-public material information, Purchaser shall suspend sales of Restricted Stock pursuant to such Registration Statement until such time as the Company notifies Purchaser that such material information has been disclosed to the public or has ceased to be material, or that sales pursuant to such Registration Statement may otherwise be resumed.
               (b) Notwithstanding any other provision of this Agreement, Purchaser shall not effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act), if and when available, of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the thirty (30) days prior to the commencement of any primary offering to be undertaken by the Company of shares of its unissued Common Stock (“Primary Offering”), which may also include other securities, and ending one hundred twenty (120) days after completion of any such Primary Offering, unless the Company, in the case of a non-underwritten Primary Offering, or the managing underwriter, in the case of an underwritten Primary Offering, otherwise agree.
          1.8. Indemnification.
               (a) The Company agrees to indemnify, to the extent permitted by law, each Selling Stockholder, such Selling Stockholder’s respective partners, officers, directors, underwriters and each Person who controls any Selling Stockholder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by (i) any untrue statement of or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment or supplement thereto, (ii) any omission of or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the

6

Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the shares covered by such Registration Statement (“Violations”); provided, however, that the indemnity agreement contained in this Section 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in for any loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with information furnished to the Company by such Selling Stockholder, partner, officer, director, underwriter or controlling person of such Selling Stockholder.
               (b) To the extent permitted by law, each Selling Stockholder shall indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Selling Stockholder selling securities under such registration statement or any of such other Selling Stockholder’s partners, directors or officers or any person who controls such Selling Stockholder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Selling Stockholder, or partner, director, officer or controlling person of such other Selling Stockholder, may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs (i) in reliance upon and in conformity with information furnished by such Selling Stockholder to the Company, (ii) as a result of any failure to deliver a copy of the prospectus relating to such Registration Statement, or (iii) as a result of any disposition of the Restricted Stock in a manner that fails to comply with the permitted methods of distribution identified within the Registration Statement.
               (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party), and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.
               (d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of

7

indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the violation(s) described in Section 1.8(a) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Selling Stockholder hereunder exceed the net proceeds from the shares received by such Selling Stockholder.
               (e) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s indemnification is unavailable for any reason.

8

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

TOUCHSTONE RESOURCES USA, INC.

By:
Name:
Title:

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYERS:

PARADIGM STRATEGIC EXPLORATION,
LLC

By:
Name:
Title:

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

SEI

By:
Name:
Title:

SCHEDULE OF BUYERS

Buyer	Shares	Warrants

Paradigm Strategic	1,777,778	1,388,889
Exploration, LLC

SEI	1,000,000	0